As filed with the Securities and Exchange Commission on April 15, 2013

                                                     Registration No. 333-185176
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ONEPOWER SYSTEMS LTD.
             (Exact name of registrant as specified in its charter)

           Nevada                                                                  00-0000000
(State or other Jurisdiction of        (Primary Standard Industrial              (IRS Employer
Incorporation or Organization)          Classification Code Number)          Identification Number)

                                 Ain El-Mraisseh
                    73 Bliss Street, Qoreitem Bldg, 3rd floor
                                 Beirut-Lebanon
                            Telephone: 1-866-906-7983
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Agent for Service:

                                   Soha Hamdan
                                 Ain El-Mraisseh
                    73 Bliss Street, Qoreitem Bldg, 3rd floor
                                 Beirut-Lebanon
                            Telephone: 1-866-906-7983
                            Facsimile: 1-866-906-7983
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================
   Title of Each                                  Proposed Maximum     Proposed Maximum
Class of Securities        Amount of Shares to     Offering Price         Aggregate           Amount of
 To be Registered             be Registered          Per Share(1)      Offering Price(1)  Registration Fee
----------------------------------------------------------------------------------------------------------
Shares of common stock
($0.001 par value), to
be registered by issuer     10,000,000 shares          $0.055             $  550,000           $ 75.02
----------------------------------------------------------------------------------------------------------
Shares of common stock
($0.001 par value), to
be registered by selling
shareholders                15,000,000 shares          $0.055             $  825,000           $112.53
----------------------------------------------------------------------------------------------------------
Total                            --                      --               $1,375,000           $187.55
==========================================================================================================

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              SUBJECT TO COMPLETION
                             DATED ___________, 2013

                                   PROSPECTUS

                              ONEPOWER SYSTEMS LTD.

                        10,000,000 SHARES OF COMMON STOCK

                                       AND

                        15,000,000 SHARES OF COMMON STOCK

OnePower Systems Ltd. ("ONEPOWER") is offering up to 10,000,000 shares of common stock on a self underwritten basis. The offering price is $0.055 per share and the maximum amount to be raised is $550,000. OnePower intends to offer up to a maximum of 10,000,000 shares through its sole officer and director to investors, outside the United States. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by OnePower is the initial public filing of OnePower's shares of common stock and is being conducted on a best efforts basis. There is no minimum number of shares required to be sold by OnePower. All proceeds from the sale of these shares will be delivered directly to OnePower and will not be deposited in any escrow account. If the entire 10,000,000 shares of common stock are sold, OnePower will receive gross proceeds of $550,000 before expenses of approximately $34,000. OnePower plans to complete or terminate this offering by June 1, 2014. No assurance can be given on the number of shares OnePower will sell or even if OnePower will be able to sell any shares.

In addition, the selling shareholders of OnePower named in this prospectus are offering to sell up to 15 million shares of OnePower's common stock held by them. OnePower will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders. However, OnePower will pay for the expenses of this offering and the selling shareholders' offering, except for any selling shareholder's legal or accounting costs or commissions.


OnePower is a startup company, with its operations located in Lebanon that intends to develop an electronic bill delivery and payment system (the "OP SYSTEM") that will be designed with the intent to provide Middle Eastern utility companies with the ability to present bills and receive payment electronically. As of the effective date of this prospectus OnePower has not conducted any business operations nor generated any revenues.


OnePower's shares of common stock are not quoted on any national securities exchange. The selling shareholders are required to sell OnePower's shares at $0.055 per share until OnePower's shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

OnePower is an "emerging growth company" under the federal securities laws and as a result will be subject to less stringent public company reporting requirements.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN RISK FACTORS AND UNCERTAINTIES YOU SHOULD CAREFULLY CONSIDER BEFORE MAKING A DECISION TO PURCHASE ANY SHARES OF ONEPOWER'S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Prospectus Summary.........................................................   3

Risk Factors...............................................................   5

Use of Proceeds............................................................  10

Determination of Offering Price............................................  11

Dilution...................................................................  12

Selling Security Holders...................................................  13

Plan of Distribution.......................................................  14

Description of Securities to be Registered.................................  17

Interests of Named Experts and Counsel.....................................  18

Description of Business....................................................  19

Description of Property....................................................  27

Legal Proceedings..........................................................  27

SEC Filings................................................................  27

Market for Common Equity and Related Stock Matters.........................  27

Management Discussion and Analysis of Financial Condition..................  29

Changes in Disagreements With Accountants on Accounting and
Financial Disclosure.......................................................  32

Directors, Officers, Promoters, and Control Persons........................  32

Executive Compensation.....................................................  33

Security Ownership of Certain Beneficial Owners and Management.............  34

Transactions with Related Persons, Promoters, and Certain Control Persons..  35

Disclosure of Commission Position of Indemnification for Securities
Act Liabilities............................................................  36

Financial Statements....................................................... F-1
  November 30, 2012 audited financial statements........................... F-1
  February 28, 2013 unaudited financial statements......................... F-12


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. ONEPOWER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL SHARES OF ONEPOWER'S COMMON STOCK AND SEEKING OFFERS TO BUY SHARES OF ONEPOWER'S COMMON STOCK ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. ONEPOWER'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                               PROSPECTUS SUMMARY

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.


OnePower is a startup company, with its operations located in Lebanon, engaged in the development of an electronic bill delivery and payment system (the "OP SYSTEM") that will be designed with the intent to provide Middle Eastern utility companies with the ability to present bills and receive payment electronically. OnePower's mission is to become the leading provider of electronic bill delivery and payment services for all business-to-consumer transactions within the utility industry.

OnePower plans to use the proceeds its raises from its offering to develop the OP Systems, establish a partnership with a target Middle Eastern utility company, market the OP System and its business, and sign up Middle Eastern utility companies to use the OP System. OnePower will not receive the entire $550,000 in gross proceeds unless the maximum number of shares is sold.


To date OnePower has raised $17,000 via offerings completed between April 2010 and October 2010. The following table summarizes the date of offering, the price per share paid, the number of shares sold, and the amount raised for these two offerings.

     Closing Date          Price Per          Number of
     of Offering           Share Paid        Shares Sold         Amount Raised
     -----------           ----------        -----------         -------------
   April 1, 2010             $0.001            2,000,000            $ 2,000
   October 15, 2010          $0.001           15,000,000            $15,000

OnePower has no revenues, has achieved losses since inception, has no operations, has been issued a going concern opinion by its auditor and relies upon the sale of its shares of common stock to fund its operations.

NAME, ADDRESS, AND TELEPHONE NUMBER OF REGISTRANT

OnePower Systems Ltd.
Ain El-Mraisseh
73 Bliss Street, Qoreitem Bldg, 3rd Floor
Beirut - Lebanon
Telephone: (866) 906-7983
Facsimile: (866) 906-7983

THE OFFERING

The following is a brief summary of this offering.

Securities being offered to new
and current investors:            Up to a maximum of 10,000,000 shares of common
                                  stock with no minimum purchase.

Securities being offered by
selling shareholders:             15,000,000 shares of common stock (These
                                  shares are being registered by OnePower for resale on behalf of existing shareholders.)

Offering price:                   $0.055

Offering period:                  The shares are being offered until June 1,
                                  2014.

Net proceeds to OnePower:         Up to a maximum of $516,000 (if all 10,000,000
                                  shares offered by OnePower are sold).

Use of proceeds:                  Develop and market products and systems, set
                                  up business operations, obtain required
                                  licenses and permits, and establish a customer
                                  list.
Number of shares outstanding
before the offering:              17,000,000

Number of shares outstanding
after the offering:               27,000,000

SUMMARY FINANCIAL INFORMATION


The tables and information below are derived from OnePower's audited financial statements for the years ended November 30, 2012 and November 30, 2011 and its unaudited financial statements for the three month period ended February 28, 2013, respectively. OnePower had a working capital deficit of $(4881) as at November 30, 2012 and $(8,937) as at February 28, 2013.


FINANCIAL SUMMARY

                                          November 30,        November 30,       February 28,       February 28,
                                             2012                2011               2012               2011
                                           --------            --------           --------           --------
                                               $                   $                  $                  $
Cash                                          9,141              12,476              6,822             12,314
Total Assets                                  9,141              12,476              6,822             12,314
Total Liabilities                            14,022               6,412             15,759              7,045
Total Stockholder's Equity (Deficit)         (4,881)              6,064             (8,937)             5,269

STATEMENT OF OPERATIONS

                                        Accumulated From      For the Three                           For the
                                        August 28, 2009       Month Period         For the          Three Month
                                     (Date of Inception) to      Ended           year ended        Period Ended
                                          February 28,        February 28,       November 30,       February 28,
                                             2013                2013               2012               2012
                                           --------            --------           --------           --------
                                               $                   $                  $                  $

Revenue                                          --                  --                 --                 --
Net Loss For the Period                     (25,937)             (4,056)           (10,945)              (796)
Net Loss per Share                            (0.00)              (0.00)             (0.00)             (0.00)

The book value of OnePower's outstanding common stock was $0.00 per share as at April 1, 2013.

                                  RISK FACTORS

An investment in the common stock of OnePower involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating OnePower and its business before purchasing shares of Onepower`s common stock. OnePower's business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

RISKS ASSOCIATED WITH ONEPOWER'S BUSINESS:

1. BECAUSE ONEPOWER HAS ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, ONEPOWER FACES A HIGH RISK OF BUSINESS FAILURE AND THIS COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

OnePower has recently begun the initial phases of its plan of operations, and thus has no way to evaluate the likelihood whether OnePower will be able to operate its business successfully. OnePower was incorporated on August 28, 2009 and to date has been involved primarily in organizational activities, obtaining financing and market research. OnePower has not earned any revenues and OnePower has never achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the start-up business that OnePower plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to start-up and additional costs and expenses that may exceed current estimates. OnePower has no history upon which to base any assumption as to the likelihood that its business will prove successful, and OnePower can provide no assurance to investors that OnePower will generate any operating revenues or ever achieve profitable operations. If OnePower is unsuccessful in addressing these risks its business will likely fail and you will lose your entire investment in this offering.

2. ONEPOWER DOES NOT HAVE SUFFICIENT FUNDS TO COMPLETE EACH PHASE OF ITS PROPOSED PLAN OF OPERATION AND AS A RESULT MAY HAVE TO SUSPEND OPERATIONS.


Each of the phases of OnePower's plan of operation is limited and restricted by the amount of working capital that OnePower has and is able to raise from financings and generate from business operations. OnePower currently does not have sufficient funds to complete each phase of its proposed plan of operation or to satisfy its cash requirements for the next 12 months. Management anticipates that OnePower will require a minimum of $396,000 of working capital to conduct its proposed business operations for the next 12 months. As of February 28, 2013, OnePower had $6,822 in cash. Without additional funding, management expects that OnePower will only be able to conduct its plan of operations for the next two months using its currently available working capital. As a result, OnePower may have to suspend or cease its operations on one or more phases of its proposed plan of operation.


Until OnePower is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing. OnePower intends to finance its plan of operation initially with equity financing, private loans, if required, and then with revenues generated from its business operations. Currently, OnePower does not have any loan arrangement or binding commitment with its sole director and officer, Soha Hamdan, for funding. If OnePower cannot raise the funds necessary to proceed it may have to suspend operations until it has sufficient capital.

3. ONEPOWER'S AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT ONEPOWER'S ABILITY TO CONTINUE AS A GOING CONCERN.


The accompanying financial statements have been prepared assuming that OnePower will continue as a going concern. As discussed in Note 3 to the financial statements, OnePower was incorporated on August 28, 2009, and does not have a history of earnings, and as a result, OnePower's auditor has expressed substantial doubt about the ability of OnePower to continue as a going concern. Continued operations are dependent on OnePower's ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. OnePower's financial statements do not include any adjustments that may result from the outcome of this uncertainty.


4. BECAUSE ONEPOWER HAS ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, ONEPOWER EXPECTS TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

OnePower has never earned any revenue and OnePower has never been profitable. Prior to completing its plan of operations, OnePower may incur increased operating expenses without realizing any revenues from its business operation. This could cause OnePower to fail in its business operations and you will lose your entire investment in this offering.


5. ONEPOWER MAY NOT GENERATE ANY REVENUES UNTIL IT DEVELOPS THE OP SYSTEM AND SIGNS UP CLIENTS.


Until OnePower completes its plan of operation, including the development of the OP System, the identification of viable target markets with potential clients, and the marketing of its business, OnePower will not be able to sell the OP System to clients. Any revenue to be generated by OnePower will be derived almost exclusively from fees for setting up and using the OP System. If OnePower is unable to complete its plan of operation and become a revenue generating entity, OnePower's financial results could be adversely affected.

6. ONEPOWER'S SUCCESS WILL DEPEND, IN PART, ON THE QUALITY AND SECURITY OF THE SYSTEMS IT DEVELOPS, SELLS AND DELIVERS TO ITS CLIENTS.

OnePower's success depends, in part, on the quality and security of the OP System and service delivered to its clients. If the OP System is found to be defective or unsecure, or if it otherwise fails to meet OnePower's clients' standards, OnePower's relationship with its client could suffer, OnePower could lose market share, and OnePower could become subject to liability claims, any of which could result in a material adverse effect on OnePower's business, results of operations, and financial condition.

Additionally, if defects in the security of the OP System is not discovered until after the OP System is purchased and installed, OnePower's clients could lose confidence in the technical attributes of the OP System and, as a result, OnePower's operations could suffer and its business may be harmed.

7. ONEPOWER IS AN "EMERGING GROWTH COMPANY", AND CANNOT BE CERTAIN IF THE REDUCED REPORTING REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE ITS SHARES OF COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

OnePower is and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which OnePower has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which OnePower is deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "EXCHANGE ACT"). For so long as OnePower remains an "emerging growth company" as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. OnePower cannot predict if investors will find its shares of common stock less attractive because OnePower will rely on some or all of these exemptions. If some investors find OnePower's shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile. If OnePower avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate OnePower and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". OnePower meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will, among other things.

     - be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;
     - be exempt from the `say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;
     - be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and
     - be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor's report on the financial statements.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in
Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, OnePower is choosing to "opt out" of such extended transition period, and as a result, OnePower will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, OnePower is also currently a "smaller reporting company", meaning that it is not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. If OnePower is still considered a "smaller reporting company", at such time are it ceases to be an "emerging growth company", the disclosure OnePower will be required to provide in its SEC filings will increase, but will still be less than it would be if OnePower were not considered either an "emerging growth company" or a "smaller reporting company". Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze OnePower's results of operations and financial prospects.

RISKS ASSOCIATED WITH ONEPOWER'S INDUSTRY:

8. ONEPOWER FACES COMPETITION IN THE ELECTRONIC BILL PRESENTMENT AND PAYMENT INDUSTRY AND FAILURE TO SUCCESSFULLY COMPETE IN THE INDUSTRY WITH ESTABLISHED COMPANIES MAY RESULT IN ONEPOWER'S INABILITY TO CONTINUE WITH ITS BUSINESS OPERATIONS.

There are other companies that provide similar services. Management expects competition in this market to increase significantly as new companies enter the market and current competitors expand their services and target markets. OnePower's competitors may develop or offer technology or systems that are better than OnePower's or that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Competitive pressures created by any one or more of these competitors could have a negative impact on OnePower's business, results of operations or financial condition, and as a result, OnePower may not be able to continue with its business operations. In addition, if OnePower is unable to develop and introduce new or enhanced systems or services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if its systems do not achieve market acceptance, OnePower may not be able to compete effectively.

RISKS ASSOCIATED WITH ONEPOWER:

9. ONEPOWER'S SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE OF THE UNITED STATES, AND AS A RESULT IT MAY BE DIFFICULT FOR A SHAREHOLDER TO ENFORCE THEIR RIGHTS AGAINST HIM OR ENFORCE UNITED STATES COURT JUDGMENTS AGAINST HER IN LEBANON.

OnePower's sole director and officer, Soha Hamdan, resides in Lebanon and substantially all of OnePower's assets may be located in Lebanon. As a result, it may be difficult for United States investors to enforce their legal rights, to effect service of process upon Soha Hamdan or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of OnePower's directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and Lebanon would permit effective enforcement of criminal penalties of the federal securities laws.

10. IF ONEPOWER FAILS TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, ONEPOWER MAY NOT BE ABLE TO ACCURATELY REPORT ITS FINANCIAL RESULTS OR TO PREVENT FRAUD.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of OnePower's internal controls over financial reporting. At the time OnePower becomes a public company it will have these internal controls in place and effective. However, as a result of OnePower only having one executive officer and, OnePower may have difficulty in implementing its internal controls over its financial reporting. Furthermore, during the course of the evaluation, documentation and attestation, OnePower may identify deficiencies that management may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. If OnePower fails to achieve and maintain the adequacy of its internal controls, OnePower may not be able to conclude that it has effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for OnePower to produce reliable financial reports and are important to help prevent fraud. As a result, OnePower's failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of its shares of common stock.

11. ONEPOWER'S MANAGEMENT LACKS ANY FORMAL TRAINING OR EXPERIENCE IN OPERATING AN ELECTRONIC BILL PRESENTMENT AND PAYMENT COMPANY, AND AS A RESULT MANAGEMENT MAY MAKE MISTAKES, WHICH COULD HAVE A NEGATIVE IMPACT ON ONEPOWER'S BUSINESS OPERATIONS.

OnePower's management is inexperienced in operating an electronic bill presentment and payment business. OnePower's sole officer and director, Soha Hamdan, has no direct training or experience in these areas and as a result may not be fully aware of all of the specific requirements related to working within this industry. Management's decisions and choices may not take into account standard managerial approaches electronic bill presentment and payment companies commonly use. Consequently, OnePower's operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, OnePower may have to suspend or cease operations and OnePower's business operations may be negatively impacted.

Key personnel represent a significant asset, and the competition for these personnel is intense in the industry. OnePower may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation. OnePower does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact OnePower's ability to complete its plan of operation.

12. IF ONEPOWER IS UNABLE TO ATTRACT OR RETAIN KEY PERSONNEL NECESSARY FOR THE IMPLEMENTATION OF ITS BUSINESS OPERATIONS, ONEPOWER'S PLAN OF OPERATION MAY BE NEGATIVELY IMPACTED.

OnePower's future success depends largely upon the continued service of its sole director and officer and other key personnel. OnePower's success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the industry. OnePower may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation. OnePower does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact OnePower's ability to complete its plan of operation.

13. IF ONEPOWER'S MANAGEMENT IS NOT ABLE TO COMMIT SUFFICIENT TIME TO THE GROWTH AND DEVELOPMENT OF ONEPOWER AND ITS OPERATIONS, ONEPOWER'S BUSINESS OPERATION MAY FAIL.

Currently Soha Hamdan, OnePower's sole director and officer, is able to devote approximately 10 hours per week to OnePower's business operations. If Ms. Hamdan or other future key personnel are not able to commit a sufficient amount of time to the growth and development of the business operations of OnePower then, as a result, OnePower's operations will be negatively impacted and may fail. Also, OnePower has not adopted any policy regarding conflicts of interest that may arise between its business and the future business activities of its directors and executive officers. There is a potential conflict of interest as a result of Ms. Hamdan currently providing consulting services to another business or of Ms. Hamdan providing more of her time and services to some other business in the future. If Ms. Hamdan is not able to commit a sufficient amount of time to the growth and development of the business operations of OnePower or if there is a conflict of interest or time commitment then, as a result, OnePower's operations may be negatively impacted and may fail.

14. ONEPOWER IS NOT A REPORTING COMPANY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND HAS A LIMITED REPORTING STATUS AS A SECTION 15(D) ISSUER.

Until OnePower is a reporting company with the United States Securities and Exchange Commission (the "SEC"), OnePower will not be required to file quarterly, annual, and other reports with the SEC. OnePower will be a reporting company under Section 15(d) once this registration is effective, but will only be obliged to report to the SEC for one year. It is the intention of management to continue reporting with the SEC prior to the end of that year as OnePower will be required to be a reporting company with the SEC in order to apply to have its common stock quoted on the OTC Bulletin Board. Also, if OnePower's common shares are held of record by 300 persons or more OnePower will continue to have a duty file under Section 15(d). Until then, OnePower will not be required to file reports with the SEC and, as a result, shareholders and the public will not have access to current information on OnePower.

15. THERE WILL BE A SUBSTANTIAL INCREASE IN ADMINISTRATIVE COSTS WHEN ONEPOWER BECOMES A REPORTING COMPANY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, WHICH COULD NEGATIVELY IMPACT THE BUSINESS OPERATIONS OF ONEPOWER.

When OnePower becomes a reporting company with the SEC it OnePower will be required to file quarterly, annual, beneficial ownership and other reports with the SEC, which will substantially increase OnePower's administrative costs. Management anticipates spending annually approximately $12,000 for the preparation and audit of its financial statements. Also, management anticipates spending approximately $20,000 to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of OnePower's common stock. If there is insufficient working capital to pay for these additional costs OnePower's business operations could be negatively impacted.

16. THIS OFFERING IS ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT REQUIRED TO BE RAISED AND AS A RESULT ONEPOWER CAN ACCEPT YOUR INVESTMENT FUNDS AT ANYTIME WITHOUT ANY OTHER INVESTMENT FUNDS BEING RAISED AND MAY NOT RAISE SUFFICIENT FUNDS TO PAY FOR THE OFFERING.

There is no minimum amount required to be raised before OnePower can accept your investment funds. As the offering is based on a best effort with no stated minimum and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds. Also, OnePower may not sell enough shares of common stock in its offering to pay the expenses associated with its offering. Once your investment funds have been accepted by OnePower, there will be no obligation to return your investment funds even though no other investment funds are raised and there may be insufficient funds raised through the best efforts offering to cover the expenses associated with the offering. The lack of sufficient funds to pay expenses and for working capital will negatively impact OnePower's ability to implement and complete its plan of operation.

17.  SUBSCRIBERS TO THIS OFFERING WILL SUFFER IMMEDIATE AND SUBSTANTIAL
     DILUTION.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution. As a result, you will pay a price per share that substantially exceeds the value of OnePower's assets after subtracting its liabilities. If all shares of the offering are subscribed for, the subscribers will contribute 97% of all subscription funds received by OnePower since August 28, 2009, but will own only 37% of the shares of common stock issued and outstanding. See "Dilution" on page 12 for more information.

18. THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR ONEPOWER'S COMMON STOCK AND IT MAY PROVE IMPOSSIBLE TO SELL YOUR SHARES.

There is presently no public market in OnePower's shares. While OnePower intends to contact an authorized OTC Bulletin Board market maker for sponsorship of its common stock, OnePower cannot guarantee that such sponsorship will be approved nor that OnePower's common stock will be listed and quoted for sale. Even if OnePower's shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may prove impossible to sell your shares.

19.  ONEPOWER DOES NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

OnePower has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future. OnePower intends to retain earnings, if any, to develop and expand its business.

20. IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF ONEPOWER'S SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 15 million shares of OnePower's common stock through this prospectus. They must sell these shares at a fixed price of $0.055 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. OnePower's common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 88% of the shares of common stock currently outstanding.

21. ONEPOWER'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN ONEPOWER'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN ONEPOWER'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN ONEPOWER'S STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to OnePower, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     * that a broker or dealer approve a person's account for transactions in penny stocks; and
     * the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     * obtain financial information and investment experience objectives of the person; and
     * make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

     * sets forth the basis on which the broker or dealer made the suitability determination; and
     * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of OnePower's common stock and cause a decline in the market value of OnePower's common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

22. OUR OPERATIONS MAY BE ADVERSELY AFFECTED BY GENERAL CONDITIONS RELATING TO CONDUCTING BUSINESS IN LEBANON, INCLUDING THE POSSIBILITY OF MILITARY AND POLITICAL RISKS FOR MIDDLE EAST CONFLICTS.


Our principal place of business is located in Lebanon, a country that is subject to frequent military intervention and episodes of political unrest. As well, we may also suffer adverse effects from political, military, and security conditions in Lebanon. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Within Lebanon, the Hezbollah, an Islamist political party and militant group has been involved in multiple cases of armed conflict. Recent political and military events in various countries in the Middle East have weakened the stability of those countries. This situation may potentially escalate in the future to violent events which may affect Lebanon and our operations. Our business, prospects, financial condition, and results of operations could be materially adversely affected if major hostilities involving Lebanon should occur. Even if we chose to move our principal business offices as a result, we will incur costs in doing so, which will adversely impact our business."


23. OUR TRANSACTIONS WILL BE CONDUCTED IN FOREIGN CURRENCIES THAT MAY EXPOSE US TO FOREIGN CURRENCY EXCHANGE RISK AND HAVE AN ADVERSE EFFECT ON OUR EARNINGS

Our principal customers will be Middle Eastern utility companies located in Middle Eastern countries. Due to the location of our customers and the fact that each country has it's own sovereign currency this may very well expose us to uncontrollable foreign currency risks that may have an adverse effect on our potential profitability when expressed in US dollar terms.


                                 USE OF PROCEEDS

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

                                      Sale of           Sale of          Sale of          Sale of          Sale of
                                        100%              80%              60%              40%              20%
                                    ------------     ------------     ------------     ------------     ------------
Gross Proceeds                      $    550,000     $    440,000     $    330,000     $    220,000     $    110,000
Number of Shares Sold                 10,000,000        8,000,000        6,000,000        4,000,000        2,000,000

Less expenses of offering:
  Legal and Registration Fees       $     20,000     $     20,000     $     20,000     $     20,000     $     20,000
  Accounting and Auditing                  7,500            7,500            7,500            7,500            7,500
  Electronic Filing and Printing           5,000            5,000            5,000            5,000            5,000
  Transfer Agent                           1,500            1,500            1,500            1,500            1,500
                                    ------------     ------------     ------------     ------------     ------------
Net Proceeds                        $    516,000     $    406,000     $    296,000     $    186,000     $     76,000
                                    ============     ============     ============     ============     ============

USE OF NET PROCEEDS
  Reporting Company Costs           $     31,000     $     31,000     $     31,000     $     31,000     $     31,000
  Development of System             $     50,000     $     50,000     $     50,000     $     50,000     $     45,000
  Equipment and Supplies            $     50,000     $     50,000     $     50,000     $     50,000     $        nil
  Training Staff                    $     15,000     $     15,000     $     15,000     $     15,000     $        nil
  Marketing and Sales               $    235,000     $    235,000     $    135,000     $     35,000     $        nil
  Working Capital                   $    135,000     $     25,000     $     15,000     $      5,000     $        nil

ANALYSIS OF FINANCING SCENARIOS

After deduction of $34,000 for estimated offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this offering may be as much as $516,000, assuming all 10,000,000 shares are sold. However, there can be no assurance that any of these shares will be sold. OnePower will use the proceeds to (1) pay for the annual costs of being a public reporting company, (2) development of the OP system and develop its website, (3) acquire equipment and supplies, (4) recruit and train qualified staff, and (5) develop and execute a marketing and sales plan for its services.

There is a possibility that OnePower may not sell any shares in this offering and therefore generate no proceeds, as a result of the offering

If only a portion of the offering is completed, the funds will be allocated as set out above in the Use of Proceeds table. OnePower may not have sufficient funds to cover its anticipated costs during the next 12 months and OnePower may have to raise additional funds either from equity offerings, debt offerings, or revenue generation.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by OnePower. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from working capital or other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital. OnePower will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

Working capital is the cost related to operating OnePower's office. It is comprised of telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies estimated at a minimum of $15,000 for one year. Also, costs of being a public reporting company include the additional cost of preparing and filing reports with the SEC, which OnePower has estimated at a minimum of $31,000 for the next 12 months.

OnePower will not receive any proceeds from the sale of shares of common stock being offered by the selling stockholders. If OnePower fails to sell sufficient shares of common stock to cover the expenses of this offering, OnePower will use existing working capital to pay for the offering expenses.

                         DETERMINATION OF OFFERING PRICE

The offering price was determined by using a number of factors. Management considered the price of the most recent financing. Additionally, management estimated the cost of this offering plus the amount OnePower needs to operate its business for the next 12 months. Management determined the offering price by assessing OnePower's capital requirements against the price management thinks investors are willing to pay for OnePower's common stock. Management has set the offering price of the shares of common stock at $0.055 per share, and in making such a determination considered several factors, including the following:

     * prevailing market conditions, including the history and prospects for the industry in which OnePower competes;
     *    OnePower's lack of business history;
     *    the proceeds to be raised by the offering;
     *    OnePower's capital structure; and
     *    OnePower's future prospects.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. Additionally, because OnePower has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for any assets owned by OnePower. No valuation or appraisal has been prepared for OnePower's business and potential business expansion. You cannot be sure that a public market for any of OnePower's securities will ever be listed for trading or trade at a price higher than the offering price in this offering.

OnePower is also registering for resale on behalf of selling stockholders up to 15,000,000 shares of common stock. The shares of common stock offered for resale may be sold in a secondary offering by the selling stockholders by means of this prospectus. OnePower will not participate in the resale of shares by selling security holders. Currently there is no market for OnePower's common stock and OnePower wanted to give its shareholders the ability to sell their shares for a price equal or greater to the price they paid for their shares. If OnePower's common stock is quoted for trading on the OTC Bulletin Board, the price of the common stock will then be established by the market. The offering price for the shares offered by the selling shareholders does not bear any relationship to OnePower's assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of the OnePower's common stock nor should the offering price be regarded as an indicator of the future market price of OnePower's common stock.

                                    DILUTION

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.


Prior to this offering, OnePower had 17,000,000 shares of common stock issued and outstanding as at February 28, 2013. The net tangible book value of OnePower as at February 28, 2013 was ($8,937)or ($0.00052) per share. Net tangible book value per share is determined by dividing OnePower's tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.


The average price paid by the present stockholders was $0.001. The following tables summarize the difference between the average price paid by present stockholders and the price to be paid by subscribers to this offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

                                        ANALYSIS FOR 20% SUBSCRIPTION

                          Price        Number of          Amount of            Percentage of      Percentage of
Stockholder Type          Paid $      Shares Held     Consideration Paid       Consideration       Shares Held
----------------          ------      -----------     ------------------       -------------       -----------
Present Stockholders      $0.001      17,000,000          $ 17,000                 13.4%              89.5%

Subscribers in
this Offering             $0.055       2,000,000          $110,000                 86.6%              10.5%

                                        ANALYSIS FOR 40% SUBSCRIPTION

                          Price        Number of          Amount of            Percentage of      Percentage of
Stockholder Type          Paid $      Shares Held     Consideration Paid       Consideration       Shares Held
----------------          ------      -----------     ------------------       -------------       -----------
Present Stockholders      $0.001      17,000,000          $ 17,000                  7.2%              81.0%

Subscribers in
this Offering             $0.055       4,000,000          $220,000                 92.8%              19.0%

                                        ANALYSIS FOR 60% SUBSCRIPTION

                          Price        Number of          Amount of            Percentage of      Percentage of
Stockholder Type          Paid $      Shares Held     Consideration Paid       Consideration       Shares Held
----------------          ------      -----------     ------------------       -------------       -----------
Present Stockholders      $0.001      17,000,000          $ 17,000                  4.9%              74.0%

Subscribers in
this Offering             $0.055       6,000,000          $330,000                 95.1%              26.0%

                                        ANALYSIS FOR 80% SUBSCRIPTION

                          Price        Number of          Amount of            Percentage of      Percentage of
Stockholder Type          Paid $      Shares Held     Consideration Paid       Consideration       Shares Held
----------------          ------      -----------     ------------------       -------------       -----------
Present Stockholders      $0.001      17,000,000          $ 17,000                  3.7%              68.0%

Subscribers in
this Offering             $0.055       8,000,000          $440,000                 96.3%              32.0%

                                        ANALYSIS FOR 100% SUBSCRIPTION

                          Price        Number of          Amount of            Percentage of      Percentage of
Stockholder Type          Paid $      Shares Held     Consideration Paid       Consideration       Shares Held
----------------          ------      -----------     ------------------       -------------       -----------
Present Stockholders      $0.001      17,000,000          $ 17,000                  3.0%              63.0%
Subscribers in
this Offering             $0.055      10,000,000          $550,000                 97.0%              37.0%

"Dilution" means the difference between OnePower's public offering price ($0.055 per share) and its proforma net tangible book value per share after implementing this offering and accounting for the cost of the offering. "NET TANGIBLE BOOK VALUE PER SHARE" is determined by dividing OnePower's tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The following table will show the net tangible book value of OnePower's shares both before and after the completion of this offering for 20%, 40%, 60%, 80%, and 100% subscription rates and the immediate dilution per share to subscribers.


                                             20%             40%             60%             80%             100%
                                         -----------     -----------     -----------     -----------     -----------
Public offering price per share          $     0.055     $     0.055     $     0.055     $     0.055     $     0.055
Net tangible book value per share
 before offering                         $  (0.00029)    $  (0.00029)    $  (0.00029)    $  (0.00029)    $  (0.00029)
Tangible assets                          $    82,822     $   192,822     $   302,822     $   412,822     $   522,822
Total liabilities                        $    15,759     $    15,759     $    15,759     $    15,759     $    15,759
Tangible net worth (November 12, 2012)   $    67,063     $   177,063     $   287,063     $   397,063     $   507,063
Number of shares outstanding              19,000,000      21,000,000      23,000,000      25,000,000      27,000,000
Proforma net tangible book value per
 share after offering                    $   0.00352     $   0.00843     $   0.01248     $   0.01588     $   0.01878
Increase per share attributable to
 public investors                        $   0.00404     $   0.00895     $    0.0123     $    0.0164     $    0.0193
Dilution per share to subscribers        $   0.05148     $   0.04657     $   0.04252     $   0.03912     $   0.03622


Even, if all shares of the offering are subscribed for, the amount of immediate dilution from the public offering price, which will be absorbed by the subscribers, will be more than $0.03 per share.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of their 15,000,000 shares of the common stock offered through this prospectus. These shares were acquired from OnePower in the following private placement:

     1. 15,000,000 shares of OnePower common stock that the selling shareholders acquired from OnePower in a minimum-maximum offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 15, 2010.

Until a public market is established for OnePower's common stock, the selling shareholders will be offering their shares at the offering price of $0.055.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of OnePower's common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each before the offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.
     5. The last two columns in the table assumes the sale of all of the shares being offered by selling shareholders in the offering

                                              Total Number
                                             of Shares to be       Total Shares         Percentage of
                          Shares Owned       Offered for the        Owned After         Shares Owned
     Name of                 Before         Security Holder's      the Offering      After the Offering
Selling Shareholder       the Offering           Account            is Complete          is Complete
-------------------       ------------           -------            -----------          -----------
Rasha Ghazi Harake           500,000             500,000                Nil                  Nil
Hillal Merhi                 500,000             500,000                Nil                  Nil
Mohamad Sbeihe               500,000             500,000                Nil                  Nil
Wissam Mousa                 500,000             500,000                Nil                  Nil
Albert Awad                  500,000             500,000                Nil                  Nil
Walid Rizkallah              500,000             500,000                Nil                  Nil
Khalid Wali                  500,000             500,000                Nil                  Nil
Jawad Juilliet Awad          500,000             500,000                Nil                  Nil
Abbas Ramadan                500,000             500,000                Nil                  Nil

                                              Total Number
                                             of Shares to be       Total Shares         Percentage of
                          Shares Owned       Offered for the        Owned After         Shares Owned
     Name of                 Before         Security Holder's      the Offering      After the Offering
Selling Shareholder       the Offering           Account            is Complete          is Complete
-------------------       ------------           -------            -----------          -----------
Mohamad Tanhinie             500,000             500,000                Nil                  Nil
Rashala Harake               500,000             500,000                Nil                  Nil
Rima Harake                  500,000             500,000                Nil                  Nil
Ali Ghabriss                 500,000             500,000                Nil                  Nil
Youssef Baze                 500,000             500,000                Nil                  Nil
Arouwa Majjed                500,000             500,000                Nil                  Nil
Yehya Htet                   500,000             500,000                Nil                  Nil
Wasef Charara                500,000             500,000                Nil                  Nil
Yousef Seifodine             500,000             500,000                Nil                  Nil
Zein Hammoud                 500,000             500,000                Nil                  Nil
Rawya Ali Riz                500,000             500,000                Nil                  Nil
Mira Ali Riz                 500,000             500,000                Nil                  Nil
Bassam Assi                  500,000             500,000                Nil                  Nil
Shadi Ghazi Harake           500,000             500,000                Nil                  Nil
Jamal Sayegh                 500,000             500,000                Nil                  Nil
Issam Assi                   500,000             500,000                Nil                  Nil
Tania Ahmad Assi             500,000             500,000                Nil                  Nil
Raeef Sayegh                 500,000             500,000                Nil                  Nil
Taroub Sayegh                500,000             500,000                Nil                  Nil
Najma Sayegh                 500,000             500,000                Nil                  Nil
Mohamed Ali Sayegh           500,000             500,000                Nil                  Nil
                          ----------          ----------              -----                -----
      TOTAL               15,000,000          15,000,000                  0                    0%
                          ==========          ==========              =====                =====

To the best of OnePower's knowledge and belief, (a) all of the shares of common stock are beneficially owned by the registered stockholders; (b) none of the selling stockholders has held any position or office with OnePower, (c) none of the selling stockholders had or have any material relationship with OnePower;
(d) the registered stockholders each have the sole voting and dispositive power over their shares; (e) there are no voting trusts or pooling arrangements in existence; (f) no group has been formed for the purpose of acquiring, voting or disposing of the security; (g) none of the selling stockholders are broker-dealers or affiliates of a broker-dealer; and (h) all of the selling stockholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S. Each of these selling stockholders also agreed, as set out in their respective subscription agreements, that they would not, within one year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

                              PLAN OF DISTRIBUTION

OnePower will have two types of shares that will be available for distribution:

1. a self-underwritten offering of new shares related to its Initial Public Offering; and 2. a secondary offering of non-affiliate shares owned by selling stockholders.

NEW SHARES RELATED TO ONEPOWER'S SELF-UNDERWRITTEN OFFERING

OnePower will attempt to sell a maximum of 10,000,000 shares of common stock to the public on a self underwritten basis at an offering price of $0.055 per share. OnePower's gross proceeds will be $550,000 if all the shares offered are sold. Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold. If OnePower fails to sell all the shares it is trying to sell, its ability to implement its business plan will be materially affected, and you may lose all or substantially all of your investment. There is no minimum number of shares of common stock that must be sold on behalf of OnePower in order to accept funds and consummate investor purchases. Neither OnePower nor Mr. Soha Hamdan, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

OnePower will sell the shares in this offering through Ms. Hamdan, its sole officer and director. Ms. Hamdan will not register as broker/dealers under
Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that

     1.   The person is not statutory disqualified, as that term is defined in
          Section 3(a)(39) of the Exchange Act, at the time of her participation;
     2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     3. The person is not at the time of their participation, an associated person of a broker/dealer;
     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Hamdan is not statutorily disqualified, nor is Ms. Hamdan being compensated, and nor is Ms. Hamdan associated with a broker/dealer. Ms. Hamdan is and will continue to be OnePower's sole officer and director at the end of the offering. Ms. Hamdan has not been during the last 12 months, and is currently not, a broker/dealer or associated with any broker/dealer. Ms. Hamdan has not during the last 12 months, and will not in the next 12 months, offered or sold securities for another issuer.

Ms. Hamdan is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should Ms. Hamdan conduct this offering in any way that violates Rule 3a4-1, then each of Ms. Hamdan and OnePower could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which OnePower's securities are offered.

Ms. Hamdan, as well all current stockholders, may purchase securities in this offering upon the same terms and conditions as public investors. If any purchase by a current stockholder triggers a material change, OnePower would promptly file a post effective amendment to this registration statement. Any of these purchasers would be purchasing OnePower's shares of common stock for investment and not for resale.

No broker or dealer is participating in this offering. If, for some reason, OnePower's directors and stockholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; OnePower would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. OnePower would also have to amend, as applicable, its filings at the state and provincial level.

OFFERING PERIOD AND EXPIRATION DATE

The offering will remain open until June 1, 2014.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     1. complete, sign and deliver a subscription agreement in the form attached as Exhibit 99.1, and
     2. deliver a check or certified funds to "OnePower Systems Ltd." for acceptance or rejection to the company`s address

                              OnePower Systems Ltd.
                                 Ain El-Mraisseh
                    73 Bliss Street, Qoreitem Bldg, 3rd Floor
                                Beirut - Lebanon

RIGHT TO REJECT SUBSCRIPTIONS

OnePower has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by OnePower to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after OnePower receives them by contacting the subscriber via telephone. If OnePower receives an offer on a Friday, OnePower will confirm its acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment. Within 10 days of accepting a subscription OnePower will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

SECONDARY OFFERING OF NON-AFFILIATE SHARES OWNED BY SELLING SHAREHOLDERS

The selling shareholders who currently own 15,000,000 shares of common stock in the capital of OnePower may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $0.055 per share until OnePower's shares may be quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 28 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with OnePower. Such partners may, in turn, distribute such shares as described above. OnePower can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

OnePower is bearing all costs relating to the registration of the common stock owned by the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     * not engage in any stabilization activities in connection with OnePower's common stock;
     * furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     * not bid for or purchase any of OnePower's securities or attempt to induce any person to purchase any of OnePower's securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. OnePower's stock qualifies as a penny stock and as a result will be subject to these penny stock rules. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     1.   with bid and offer quotations for the penny stock;
     2. details of the compensation of the broker-dealer and its salesperson in the transaction;
     3. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     4. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for OnePower's stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

REGULATION M

During such time as OnePower may be engaged in a distribution of any of the shares OnePower is registering by this registration statement, OnePower is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "DISTRIBUTION" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "DISTRIBUTION PARTICIPANT" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. OnePower has informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and OnePower has also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

OnePower's authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As at the date of this prospectus, 17,000,000 common shares are issued and outstanding and owned by 31 shareholders of record. All of the common shares are fully paid for and non-assessable.

Holders of OnePower's common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of one-third of shares of common stock, represented in person or by proxy, are necessary to constitute a quorum at any meeting of OnePower's shareholders. In accordance with Nevada law, a vote by the holders of a majority of OnePower's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to OnePower's Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of OnePower's common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to OnePower's common stock.

DIVIDEND POLICY

OnePower has never declared or paid any cash dividends on its common stock. OnePower currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, OnePower does not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

As of the date of this prospectus, there are no outstanding warrants to purchase OnePower's securities. OnePower may, however, issue warrants to purchase its securities in the future.

OPTIONS

As of the date of this prospectus, there are no options to purchase OnePower's securities. OnePower may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

CONVERTIBLE SECURITIES

As of the date of this prospectus, OnePower has issued a note payable to an officer convertible into shares of OnePower's common stock. The note payable for $10,000 is convertible at $0.055 per share (181,818 shares) at the discretion of the holder.

NEVADA ANTI-TAKEOVER LAWS

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an "Issuing Corporation", unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future shareholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an "Issuing Corporation" from taking action to protect the interests of the corporation and its shareholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An "Issuing Corporation" is a corporation organized in the State of Nevada and which has 200 or more shareholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As OnePower currently has less than 200 shareholders and no shareholders in the State of Nevada the statute does not currently apply to OnePower.

If OnePower does become an "Issuing Corporation" in the future, and the statute does apply to OnePower, its sole director Mr. Soha Hamdan on her own will have the ability to adopt any of the above mentioned protection techniques whether or not she owns a majority of OnePower's outstanding common stock, provided she does so by the specified 10th day after any acquisition of a controlling interest.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.


Richard C. Fox of Fox Law Offices, PA, 561 NE Zebrina Senda, Jensen Beach, Florida, 34957 has provided the legal opinion regarding the legality of the shares being registered.

The financial statements included in this prospectus have been audited by Kyle
L. Tingle, CPA, LLC., Certified Public Accountant, of 3145 E Warm Springs Road #200, Las Vegas, NV, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS


OnePower is a Nevada company and was incorporated on August 28, 2009. OnePower is a startup company, with its operations located in Lebanon, engaged in the development of an electronic bill delivery and payment system (the "OP SYSTEM") that is intended to provide Middle Eastern utility companies with the ability to present bills and receive payment electronically. OnePower is a "shell" company as defined by the SEC as a result of only having nominal operations and nominal assets. OnePower is an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.


OnePower's mission is to become the leading provider of electronic bill delivery and payment services for all business-to-consumer transactions within the utility industry. See "Plan of Operation" and "Management's Discussion and Analysis of Financial Condition" below for more information. As of the effective date of this prospectus OnePower has not conducted any business operations nor generated any revenues and has not yet developed a prototype of its product.

Since August 2009, OnePower has had its executive head office Ain El-Mraisseh 73 Bliss Street, Qoreitem Bldg, 3rd floor Beirut-Lebanon .OnePower ..

OnePower has an authorized capital of 200,000,000 common shares with a par value of $0.001 per share with 17 million common shares currently issued and outstanding.

OnePower has not been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of OnePower's business.

PLAN OF OPERATION

OnePower's plan of operation for the next 12 months is to:

     1.   develop a prototype version of the OP System;
     2. identify and establish a relationship with a utility company that can assist in the final stage of development of the OP System;

     3. develop its website and market the OP System to Middle Eastern utility companies;
     4. Rollout the OP System to targeted Middle Eastern utility companies and sign up a minimum of five Middle Eastern utility companies, as well as advertising through traditional radio and print media to create product awareness.


OnePower's OP System is intended to offer a full service electronic bill presentment and payment solution for businesses with a recurring billing cycle. OP System is being designed to utilize data from a biller's existing system and create an enhanced online version of a customer's bill. In addition to electronic billing, The OP System is intended to strengthen direct marketing and customer care. The electronic bill is presented to a consumer as a bill from the biller, not from OnePower. This customized bill will be designed to contain promotions and information chosen by the biller that are accessible through successive mouse clicks.

The operations flow of this service is being designed to integrate smoothly with the biller's existing workflow. The process involves the following steps:

     1. The utility sends billing information for the current cycle to OnePower in the utilities existing system format.
     2. OnePower software translates this billing information into its database. For each new bill, OnePower generates a customized electronic bill. The electronic bill is emailed to the customer.
     3. The customer receives the email, reviews, and approves payment by responding to the email.

     4. OnePower processes the responses, for each approved payment, an automated clearing house (ACE) transaction is submitted to OnePower's bank.

     5.   The transaction is processed within the ACE system.
     6.   An execution report is returned to OnePower

     7. OnePower compiles the executed and fully funded transactions, and sends back a reconciliation report which integrates directly into the Middle Eastern utility companies system.

                   [GRAPHIC SHOWING HOW THE OP SYSTEM WORKS]







PRICING

OnePower intends to utilize a combination of fixed and variable fees to charge companies for the use of the OnePower services. These fees may be flexible depending on the size of each customer.

Monthly Subscription Fee

This fee is the per month subscription rate for OnePower service. This fee will be $5,000 per month. This is meant to cover the intangible but critical value added benefits of the service, including:

     * Facilitating customized bill presentment, marketing and promotion by working closely with the utility to help them develop and maximize this new medium of direct customer contact.
     *    Setup costs for registering new consumers.
     * Analysis of billing data to enhance targeted marketing initiatives and customer profiles.
     * Online access to company and billing information through hosting web content thus providing better customer service and data access.
     *    Advertising & Promotion - reduction of paper stuffers.
     *    Transaction Fee

The transaction fee will be assigned per bill processed. This will be $0.40 per transaction. This fee is meant to include the incremental value to the biller per transaction, including:

     *    Accounts Receivables Reduction
     *    Printing/Paper savings
     *    Postage savings
     *    Handling of paid bills, data entry
     *    Check Processing Fees


The implementation of the different phases of OnePower's plan of operation will depend on the subscription rate of OnePower's offering. Phase 1 can be implemented with a minimum subscription rate of 40%. Each of the first two phases can be implemented with a minimum subscription rate of 60%. With a subscription rate of 80%, each of Phase 1, Phase 2, and Phase 3 can be implemented. Each of the phases can be implemented with a subscription rate of 100%.

PHASE 1 - DEVELOP A PROTOTYPE VERSION OF THE OP SYSTEM (5 MONTHS)


In Phase 1, OnePower plans to develop a prototype of its electronic bill delivery and payment system that is intended to provide Middle Eastern utility companies with the ability to present bills and receive payments electronically (the "OP SYSTEM").


The development of the OP System will consist of acquiring the required hardware and software to develop the prototype of the OP System. In addition, OnePower plans to hire or retain qualified technicians to develop the core technology of the OP System.

OnePower has budgeted $100,000 for this phase and expects it to take five months to complete, with completion expected within the first five months of OnePower's plan of operation. This phase can be implemented with a minimum subscription rate of 40%.

PHASE 2 - IDENTIFY AND ESTABLISH RELATIONSHIP WITH UTILITY COMPANY (6 MONTHS)


In Phase 2, OnePower plans to identify specific Middle Eastern utility companies in which to establish a relationship in which the utility company will be a participant in the pilot program for the prototype version of the OP System, (2) to test the OP System, and (3) to establish credibility within the utility industry.


In this phase of its plan of operations, OnePower will identify a target utility company that will become a first adopter of the OP System for the purpose of testing the OP System. The relationship between OnePower and the target utility company will need to satisfy the following criteria:

     * The utility company must provide access to its systems and data files for the purpose of merging with the OP System.
     * The utility company must share personnel and industry knowledge with OnePower.
     * OnePower must provide a server and a site to test the OP System with the utility company's system.
     *    The utility company must have credibility in the utility industry.

OnePower has budgeted $50,000 for this phase and expects it to take six months to complete, with completion expected within the first six months of OnePower's plan of operation. Also, during this phase, OnePower will continue to develop its OP System. Phase 2 will overlap with Phase 1 and will be worked on simultaneously with Phase 1. This phase can be implemented with a minimum subscription rate of 60%.


PHASE 3 - MARKET THE OP SYSTEM TO MIDDLE EASTERN UTILITY COMPANIES (6 MONTHS)


In Phase 3, OnePower plans to (1) implement its marketing and sales programs for the OP System (2) develop and populate its website (www.onepowersystems.com) with information regarding its business and the OP System, and (3) hire and train staff for its marketing and sales programs.


OnePower has budgeted $100,000 for this phase and expects it to take six months to complete, with completion expected within the last six months of OnePower's plan of operation. Also, during this phase, OnePower will continue to (a) develop its OP System and (b) identify target Middle Eastern utility companies for partnerships to test the OP System. Phase 3 will overlap and will be worked on simultaneously with Phases 1 and 2. This phase can be implemented with a minimum subscription rate of 80%.


PHASE 4 -ROLL OUT THE OP SYSTEM (6 MONTHS)


In Phase 4, OnePower plans to (1) roll out the OP System to other Middle Eastern utility companies and (2) sign up five Middle Eastern utility companies as new customers.

In this phase of its plan of operations, OnePower intends to identify potential viable target Middle Eastern utility companies. Target Middle Eastern utility companies will be identified based on (a) areas with high Internet usage and (b) a large customer base with a potential for greater use of the OP System.


OnePower has budgeted $100,000 for this phase and expects it to take six months to complete, with completion expected within the last six months of OnePower's plan of operation and will be an ongoing phase of OnePower's plan of operation. This phase can be substantially implemented with a minimum subscription rate of 90% and fully implemented with a minimum subscription rate of 100%.

ACCOUNTING AND AUDIT PLAN

OnePower intends to continue to have its outside consultant, Maribel Jordan to assist in the preparation of OnePower's quarterly and annual financial statements and have these financial statements reviewed or audited by OnePower's independent auditor. OnePower's outside consultant is expected to charge OnePower approximately $600 to prepare OnePower's quarterly financial statements and approximately $1,200 to prepare OnePower's annual financial statements. OnePower's independent auditor is expected to charge approximately $1,000 to review each of OnePower's quarterly financial statements and approximately $5,000 to audit OnePower's annual financial statements. In the next twelve months, OnePower anticipates spending approximately $11,000 to pay for its accounting and audit requirements.

SEC FILING PLAN

OnePower intends to become a reporting company in 2013 after its registration statement is declared effective. This means that OnePower will file documents with the US Securities and Exchange Commission on a quarterly basis. OnePower expects to incur filing costs of approximately $5,000 per quarter to support its quarterly and annual filings. In the next 12 months, OnePower anticipates spending approximately $20,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of OnePower's common stock.

Management anticipates that OnePower will require a minimum of $396,000 of working capital to conduct its proposed business operations for the next 12 months. In addition to the estimated costs of $31,000 for preparing and filing reports with the SEC for the next 12 months, management estimates that OnePower will incur an additional $15,000 in annual costs to operate its office, including costs for telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies.

OnePower currently does not have sufficient funds to complete each phase of its proposed plan of operation or to satisfy its cash requirements for the next 12 months. Without additional funding, management expects that OnePower will only be able to conduct its plan of operations for the next two months using its currently available working capital. Until OnePower is able to generate any consistent and significant revenue it will be required to raise the required working capital by way of equity or debt financing. OnePower intends to finance its plan of operation initially with equity financing, private loans, if required, and then with revenues generated from its business operations. Currently, OnePower does not have any loan arrangement or binding commitment for funding.

PRODUCTS


The OP System is intended to enable Middle Eastern utility companies (the "OP CLIENTS") to provide interactive invoices or statements to their customers (the "END-USERS") via e-mail and on the Internet at www.onepowersystems.com. OnePower's electronically delivered bill is intended to retain the look of the OP Client's paper invoice or statement, but adds interactive components, including the ability to initiate immediate payment from the end-user's desktop. The OP System will be designed to integrate with the existing systems of the OP Clients, and is intended to allow the OP Client to retain control over proprietary databases of its end-users.


An electronic bill delivery and payment service is the process of presenting an exact or enhanced replication of an invoice or statement electronically, for direct delivery to the end-user's desktop via either the Internet or a private network. As of the effective date of this prospectus OnePower has not yet developed a prototype of its product. ENTITIES IN THE EBPP CYCLE

In addition to the EBPP provider, there are three distinct parties involved in the electronic bill presentment and payment ("EBPP") process.

BILLERS: EBPP technology can be used by any business that sends bills to the end user. The potential household utility billers that can benefit from EBPP solutions include telecommunication carriers, electric and gas utility companies, credit card companies, cable television companies, cellular phone companies, and Internet service providers. Some of these industries (and companies within these industries) will adopt Internet billing more rapidly than other segments.


END-USERS / CONSUMERS: Any household or business that receives recurring bills is defined as an end-user of this technology. There is estimated to be more than 90 million adults using the Internet in the Middle East (source of figures obtained from http://www.internetworldstats.com/) as online usage increases, online presentment and payment becomes an increasingly easier alternative to paper bills.

BANKS / FINANCIAL INSTITUTIONS: The banks, the third party in the EBPP process, are involved in actual funds transfer. Although, banks will lose significant wholesale banking fees from the elimination of check processing services, they will still be vital for electronic funds transfers. Many banks are looking for EBPP providers to facilitate online banking initiatives to boost revenues and increase their own Internet exposure. Throughout the evolution of the EBPP industry, banks will be a critical financial partner to all EBPP solution providers by continuing to execute secure electronic payments via the Internet.


TRANSACTION PROCESSOR

Transaction generation occurs via three methods:

     * When the customer responds to the OnePower bill presentment, authorizing payment.
     *    When the customer visits the payment web site to authorize payment.
     * If the customer has authorized automatic payments, a transaction is generated when the billing information is received from the biller.


In these cases, the OPP System will be designed to generate an electronic transaction to transfer funds to the biller. This transaction will be in the form of an ACH (Automated Clearinghouse) electronic payment. The design is intended to allow for the incorporation of credit card back ends, and OFX (Open Financial Exchange) compatibility. OFX is a universal standard for the electronic exchange of financial data and is compatible with the financial software packages offered by CheckFree, Intuit, and Microsoft. OFX supports the transfer of financial data including consumer and business to business payments and bill presentment.

ACCOUNT DATA BASE

The account database is intended to store all customer data and customer information in a database, including location, status, current and prior usage and billing information, and any other information provider by the biller. In the case where the customer uses the services of more than one OP Client, the information will be linked.

SECURITY

The OP System intends use SSL (secure sockets layer) encryption for security. This is the standard security measure used for the most secure data transfers over the web, based on public key/private key RSA encryption technology. When the customer authorizes payment by responding to the EBPP email, a transaction is generated, but no financial information is transmitted. The bank account information only resides in the secure database, and the transaction is transmitted over a dedicated private line. Additionally, the deployed system is designed have a firewall between the web access and the core database. To insure state of the art security, OnePower intends to devote significant resources to having security expertise on staff, and using the services of web security consultants.

MARKETS

The market focus of the OP System will be companies in the utility industry. The utility industry is a major component of the overall billing market. This market is particularly attractive due to the large number of firms and the fact that the industry generates bills for essential services to almost every household on a recurring basis. The total recurring billing market in Lebanon includes utilities, telecom firms, Internet service providers, cable television operators, credit card companies, and banks. OnePower's primary target market will be Lebanese based household utility firms. The market segment targeted for initial sales, after the pilot program, will be large and medium sized utilities in regions with the highest Internet usage.


The OP System is intended to provide a significant costs savings and the ability to enhance its interaction and relationship with its customers. These dual benefits of costs savings and targeted marketing are intended to give OnePower clients a distinct advantage in the deregulated and more competitive utility industry. From an end-users perspective, the OP System is planned to be designed to provide a cost savings (postage and check writing costs) and the convenience of reviewing and paying utility bills quickly.


DISTRIBUTION METHODS


OnePower intends to advertise the availability of the OP System in the target markets through traditional print and radio media. Household consumers will sign up for electronic bill presentment either from hearing about OnePower directly or by the biller's advertising of the service included in current monthly paper bill statements. The OP system is planned to offer the consumer convenient sign up by either checking off a box on their conventional monthly bill stub, or by accessing the www.onepowersystems.com web site


STATUS OF PRODUCTS

As of the effective date of this prospectus OnePower has conducted limited research and no development on the OP System and has not yet developed a prototype of its product.
..

COMPETITIVE CONDITIONS

REDUCTION IN WORKING CAPITAL

Availability of funds - EBPP reduces the accounts receivable cycle from about 45 days to an estimated average of 15 days. This reduction in days for the accounts receivable cycle will represent a savings in financing costs for an OP Client. For a hypothetical customer paying $50 per month, this could translate to savings of 40 cents per month per customer.

SECURITY


The customers banking information is planned to reside only in the secure database, and the transaction be transmitted over a dedicated private line. Additionally, the deployed system is planned to have a firewall between the web access and the core database. To insure state of the art security, OnePower intends to devote significant resources to having security experts on staff and utilize the services of web security consultants.


In addition, the OP System plans to constantly log all activity. To prevent fraudulent transfers, daily reconciliation of all accounts are planned to be conducted prior to the close of business each day.

The premise behind OnePower's technology is to provide the benefits of the OP System without requiring the OP Client to modify their existing system. The service intends to drop directly into the existing architecture, data formats, and workflow for straightforward systems integration.

COMPETITORS IN THE EBPP INDUSTRY

Although there are several companies targeting business-to-consumer EBPP services, the following vendors are OnePower's main competitors.

EDOCS/CHECKFREE - The edocs-checkfree alliance was created in November 2005. Checkfree intends to use edocs' BillDirect software in its billing system. Checkfree's strategy is to provide bill consolidation and payment services to large billers, consumers and financial institutions. This strategy requires critical mass, as Checkfree adds more billers to the fold it will increase the possibility that all of a customer's many bills are accessible through Checkfree.

TRANSPOINT - This company is an alliance between Microsoft, First Data Corp, and Citibank and was created in September 2004. Transpoint's pilot projects have targeted financial institutions, multi-national corporations like Xerox and GE, cellular communications, and retail firms. Transpoint is following a very broad approach to signing on pilot customers.

BLUEGILL TECHNOLOGIES - Founded in 1996, BlueGill's 1to1 Server is a data stream parsing engine and translation tool. The product is designed to extract billing data from intelligent data streams, convert the billing data to one of several formats (XML, PDF, and ASCII), and store the information in a relational database.

COMPETITIVE ADVANTAGES

The following are key points of differentiation, which provide advantages over competing models.


     * OnePower intends to provide an outsourcing service. Rapidly changing EBPP technology, and the substantial upfront costs of developing, buying or supporting technology, will position OnePower and the OP System as a safe, cost efficient option for utility firms.
     * Targeting Middle Eastern utility companies will provide focus for product development and sales efforts. EBPP providers blanketing several different industries have more stakeholders to appease and potential conflicts of interest within a diverse customer base.
     * The push approach to OnePower's EBPP, based on email, will allow the customer to deliver their utility bills directly to the end-user customer's smart phone and tablet devices immediately. Email is active, and provides a better mechanism for customer interaction and faster payment cycles. Delivery and payment via email is the closest to the current paper bill process and this should facilitate faster adoption.


The market is still taking shape and each solution differs in its approach to delivering and storing billing information. Moreover, OnePower intends focus on the utility market in an attempt to enable OnePower to gain a dominant share as EBPP provider for the utility industry. First mover advantage is critical for EBPP providers-, the first mover can offer the customer all the benefits of applying technology to the bill presentment and payment process. Once the OP Client has signed on with OnePower, the OP Client will reap the benefits of technology, and subsequent competitors will be hard pressed to offer significant additional benefits.


The electronic bill presentment and payment (EBPP) industry market is becoming increasingly competitive. We face significant competition in all of our target markets. A number of banks have developed, and others may in the future develop, EBPP systems in-house. A number of companies compete in EBPP market. Additionally, TransPoint LLC, a joint venture among Microsoft Corporation, First Data Corporation and Citibank N.A., competes aggressively in the area of electronic billing and payment. TransPoint has its own agreements with financial institutions to offer electronic billing and payment to consumers. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.


RAW MATERIALS / EQUIPMENT

OnePower will need hardware (computers and servers) and software to develop and operate the OP System and dedicated servers to provide the required operations of the OP System. Other than that, OnePower will need high-speed Internet service.

PRINCIPAL SUPPLIERS

OnePower currently has no principal suppliers for equipment or services. .

DEPENDENCE ON CUSTOMERS


Currently, OnePower Systems does not have any customers.


In Phase 1, OnePower's ideal target customer should fulfill the following criteria.

     * provide access to IT systems and data files essential to develop the OP System,
     *    provide beta-testing site for OnePower's services,
     *    possess advanced billing and customer care systems,
     * substantial credibility within the utility industry - necessary for Phase 2 growth, and
     *    willing to share personnel and industry knowledge with OnePower.

OnePower's customers in Phase 2 will fulfill the following criteria:

     * "early adopters" and "innovators" of technology within the utility industry,
     *    located in areas with high Internet usage, and
     * possess sufficiently large customer base to generate greater transactions for OnePower.

TRADEMARK AND LICENSES

OnePower currently has no patents or trademarks; and OnePower is not party to any license, franchise, concession, or royalty agreements or any labor contracts.

GOVERNMENT APPROVALS AND REGULATIONS

Currently, OnePower is in compliance with all business and operations licenses that are typically applicable to most commercial ventures. However, there can be no assurance that existing or new laws or regulations that may be adopted in various jurisdictions in the future will not impose additional fees and taxes on OnePower and its business operations. Management is not aware of any such revisions to existing laws and regulations nor new laws or regulations that could have a negative impact on OnePower's business and add additional costs to OnePower's business operations.

As an emerging growth company" OnePower will be governed by the Jumpstart Our Business Startups Act (the "JOBS ACT").

JUMPSTART OUR BUSINESS STARTUPS ACT

In April 2012, the JOBS Act was enacted into law. The JOBS Act provides, among other things:

     - exemptions for "emerging growth companies" from certain financial disclosure and governance requirements for up to five years and provides a new form of financing;
     - amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Exchange Act;
     - relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
     - adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and
     - exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an "emerging growth company" if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an "emerging growth company" after the earliest of:

     (a) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
     (b) the completion of the fiscal year of the fifth anniversary of the company's IPO,
     (c) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
     (d) the company becoming a "larger accelerated filer" as defined under the Exchange Act,

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact OnePower are discussed below.

FINANCIAL DISCLOSURE. The financial disclosure in a registration statement filed by an "emerging growth company" pursuant to the Securities Act will differ from registration statements filed by other companies as follows:

     (1) audited financial statements required for only two fiscal years (provided that "smaller reporting companies" such as OnePower are regardless only required to provide two years of financial statements);
     (2) selected financial data required for only the fiscal years that were audited (provided that "smaller reporting companies" such as OnePower are not required to provide selected financial data as required by
          Item 301 of Regulation S-K); and
     (3) executive compensation only needs to be presented in the limited format now required for "smaller reporting companies".

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. OnePower is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts OnePower's independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an "emerging growth company" from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

INTERNAL CONTROL ATTESTATION. The JOBS Act also provides an exemption from the requirement of OnePower's independent registered public accounting firm to file a report on OnePower's internal control over financial reporting, although management is still required to file its report on the adequacy of OnePower's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts "emerging growth companies" from the requirements in ss.14A(e) of the Exchange Act for companies with a class of securities registered under the Exchange Act to hold shareholder votes for executive compensation and golden parachutes.

OTHER ITEMS OF THE JOBS ACT. The JOBS Act also provides that an "emerging growth company" can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an "emerging growth company" regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the "emerging growth company's" IPO.

Section 106 of the JOBS Act permits "emerging growth companies" to submit registration statements under the Securities Act on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow "emerging growth companies" to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the "emerging growth company" is ready to conduct a roadshow.

ELECTION TO OPT OUT OF TRANSITION PERIOD. Section 102(b)(1) of the JOBS Act exempts "emerging growth companies" from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the transition period.

RESEARCH AND DEVELOPMENT COSTS

OnePower has not spent any funds on either company-sponsored research and development activities or customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services, or techniques.

EMPLOYEES

OnePower currently does not have any employees. OnePower intends to retain the services of trained staff and technicians as needed, which will include technical and administrative personnel and service provider technicians. OnePower will also retain consultants on an "as needed basis".

                             DESCRIPTION OF PROPERTY

OnePower currently has no assets, with the exception of its website (www.onepowersystems.com).

OnePower's executive offices are located at Ain El-Mraisseh 73 Bliss Street,Qoreitem Bldg, 3rd floor Beirut-Lebanon . Soha Hamdan, the sole officer and director of OnePower, is providing the office space on a rent free basis. Management believes that OnePower's current facilities are suitable and adequate to meet its current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of OnePower's Business operations.

                                LEGAL PROCEEDINGS

OnePower has no legal proceedings that have been or are currently being undertaken for or against OnePower nor are any contemplated.

                                   SEC FILINGS

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. OnePower will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission ("SEC"). As a reporting company OnePower will file quarterly, annual, and other reports with the SEC. OnePower is only obliged to report to the SEC for one year, however, it is the intention of management to continue reporting with the SEC after that initial year. Until then, OnePower and its affiliates and certain shareholders of OnePower will not be required to file certain reports with the SEC, including beneficial owner reports, and will not be subject to certain rules, including proxy rules.

OnePower's reporting obligations will automatically be suspended when (1) its common shares reporting under Section 15(d) are registered under Section 12 of the Exchange Act (E.G., such as when OnePower's common shares are listed on an exchange or quoted on a quotation system), or (2) at the beginning of OnePower's fiscal year, its common shares are held of record by fewer than 300 persons. In the first instance, OnePower would be furnishing periodic reports to the SEC (by reason of Section 13). In the latter case, OnePower would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300.

In addition, the periodic reporting obligations under Section 15(d) may be suspended during OnePower's fiscal year if OnePower relies on Rule 12h-3. The suspension under Rule 12h-3 is available if OnePower has properly furnished all reports required under Section 15(d) to date and its common shares are either
(1) held of record by fewer than 300 persons, or (2) held of record by fewer than 500 persons and the total assets of OnePower are less than $10 million. OnePower will be required to file a certification on Form 15 with the SEC to avail itself of the suspension.

You may read and copy any materials OnePower files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since OnePower is an electronic filer, the easiest way to access its reports is through the SEC's Internet website that contains information regarding issuers that file electronically with the SEC.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION


There is presently no public market for OnePower's common stock. OnePower anticipates applying for trading of its common stock on the Over-the-Counter Bulletin Board (the "OTC BULLETIN BOARD") upon the effectiveness of the registration statement of which this prospectus forms a part. However, a market maker must file an application on OnePowers behalf under Rule 15C211 in order to make a market in our common stock, there is no guarantee that a market maker will agree to file such an application, there is no guarantee that such an application will be accepted and therefore, OnePower can provide no assurance that its shares will be quoted on the OTC Bulletin Board or, if traded, that a public market will materialize.


As of November 30, 2012 OnePower had 17 million common shares outstanding of which 15 million common shares are owned by non-affiliate shareholders and 2 million common shares are owned by OnePower's sole director and officer who is an affiliate.

Subject to the Rule 144 volume limitations and the "shell company" trading restrictions described in the paragraph below, there are a total of 17,000,000 shares of OnePower's common stock that can be sold pursuant to Rule 144 as follows:

     * 2 million shares of common stock owned by one affiliate since April 1, 2010; and
     * 7.5 million shares of common stock owned by 30 non-affiliates since October 15, 2010.

RULE 144 SHARES

Subject to OnePower's status as a "shell company" as defined by the SEC and discussed below, under Rule 144 a shareholder, including an affiliate of OnePower, may sell shares of common stock after at least six months have elapsed since such shares were acquired from OnePower or an affiliate of OnePower. Rule 144 further restricts the number of shares of common stock which may be sold within any 90 day period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of OnePower, and who has not been an affiliate of OnePower for 90 days prior to the sale, and who has beneficially owned shares acquired from OnePower or an affiliate of OnePower for more than one year may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

If OnePower is classified as a "shell company" for having (1) no or nominal operations and (2) no or nominal assets, then Rule 144 will not be available to the shareholders of OnePower and they would not be able to sell their shares until OnePower is no longer classified as a "shell company" or the shares are registered. Shareholders would only be able to rely on Rule 144 and to sell their shares (a) once the shares are registered or (b) one year after OnePower files the required information once it ceases to be a "shell company".

HOLDERS OF ONEPOWER'S COMMON STOCK


As of April 1, 2013 OnePower had 31 holders of its common stock.


EQUITY COMPENSATION PLANS

OnePower has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

REGISTRATION RIGHTS

OnePower has not granted registration rights to the selling shareholders or to any other person.

DIVIDENDS

There are no restrictions in OnePower's articles of incorporation or bylaws that restrict OnePower from declaring dividends. The Nevada Revised Statutes, however, do prohibit OnePower from declaring dividends where, after giving effect to the distribution of the dividend:

OnePower would not be able to pay its debts as they become due in the usual course of business; or

OnePower's total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

OnePower has not declared any dividends. OnePower does not plan to declare any dividends in the foreseeable future.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

GENERAL

This discussion should be read in conjunction with the November 30, 2012 audited financial statements, the notes, and the tables included elsewhere in this registration statement. Management's discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future performance. However, future performance involves risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. See "Forward-looking Statements" below for more details.


OnePower is a startup company, with operations located in Lebanon, engaged in the development of an electronic bill delivery and payment system (the "OP SYSTEM") that will be designed with the intent to provide Middle Eastern utility companies with the ability to present bills and receive payment electronically. OnePower has not commenced significant operations and is considered a Development Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES, and follows the guideline of the Financial Accounting Standards Board's ("FASB") Accounting Standards Codifications ("ASC") Topic 915 Development State Entities.


As an emerging growth company under the JOBS Act, OnePower has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act. This election is irrevocable.


LIQUIDITY CAPITAL RESOURCES AND FINANCIAL POSITION


YEAR ENDED NOVEMBER 30, 2012

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. As of November 30, 2012, OnePower had total assets of $9,141 and a working capital deficit of ($4,881), compared with a working capital of $6,064 as of November 30, 2011. The decrease in the working capital was primarily due to an increase in the accounts payable and accrued liabilities. Assets consisted of $9,141 in cash and the liabilities consisted of $14,022 in accounts payable accrued liabilities and notes payable as of November 30, 2012.

From its inception, on August 28, 2009 to November 30, 2012 OnePower raised a total of $17,000 from private offerings of its shares of common stock, which has been used to fund OnePower's operations to date.

The notes to OnePower's audited financial statements as of November 30, 2012, disclose its uncertain ability to continue as a going concern. OnePower has not and does not expect to generate any revenues to cover its expenses while it is in the development stage and as a result OnePower had accumulated a deficit of $21,881 since inception. As of November 30, 2012, OnePower had $14,022 in current liabilities. When its current liabilities are offset against its current assets of $9,141 OnePower is left with a working capital deficit of $(4,881).


NET CASH FLOWS (USED IN) OPERATING ACTIVITIES. Net cash flows from operating activities during the year ended November 30, 2012 was a negative cash flow of $13,335 compared with negative cash flow of$372 for the period ended November 30, 2011. The decrease was primarily due to an operating loss of $10,945 and accrued liabilities of $2,390.

NET CASH FLOWS (USED IN) INVESTMENT ACTIVITIES. Net cash used in investment activities was $nil during the three month period ended February 28, 2013 compared to net cash of $nil used in investment activities for the same time period in the prior fiscal year.

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES. Net cash provided by financing activities was $nil during the three month period ended February 28, 2013 compared to net cash of $nil used in operating activities for the same time period in the prior fiscal year.

THREE MONTH PERIOD ENDED FEBRUARY 28, 2013

As of February 28, 2013, OnePower had total assets of $6,822 and a working capital deficit of ($8,937), compared with working capital of $5,269 for the period ended February 28, 2012. The decrease in the working capital was primarily due to a decrease in cash and an increase in notes payable. Assets consisted of $6,822 in cash and the liabilities consisted of $5,759in accounts payable and accrued liabilities and a $10,000 increase in notes payable to a related party..

From its inception, on August 28, 2009 to February 28, 2013 OnePower raised a total of $17,000 from private offerings of its shares of common stock, which has been used to fund OnePower's operations to date. Also, during the period ended February 28, 2013, borrowed $10,000 by way of debt financing to a related party its sole officer and director Soha Hamdan. Since February 28, 2013 OnePower has not raised any additional funds.

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES. OnePower used net cash of $2,319 in operating activities during the three month period ended February 28, 2013 compared to net cash of $162 used in operating activities for the same time period in the prior fiscal year. The increase in net cash used in operating activities was primarily due to a net loss during the period of $4,056 and an increase of $1,737in accounts payable and accrued liabilities.

NET CASH FLOWS (USED IN) INVESTMENT ACTIVITIES. Net cash used in investment activities was $nil during the three month period ended February 28, 2013 compared to net cash of $nil used in investment activities for the same time period in the prior fiscal year.

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES. Net cash provided by financing activities was $nil during the three month period ended February 28, 2013 compared to net cash of $nil used in operating activities for the same time period in the prior fiscal year.


RESULTS OF OPERATIONS

YEAR ENDED NOVEMBER 30, 2012

NET LOSS. During the year ended November 30, 2012, OnePower had a net loss of $10,945 or ($0.00) per share, compared to a net loss of $2,964 or ($0.00) per share during the year ended November 30, 2011. The difference in the net losses was the direct result of the decrease in general and administrative expenses.

REVENUE. OnePower had no operating revenues since its inception on August 28, 2009, through to November 30, 2012. OnePower's activities have been financed from the proceeds of share subscriptions.


OPERATING EXPENSES. During the year ended November 30, 2012, OnePower had operating expenses of $10,945 compared to expenses of $2,964 during the year ended November 30, 2011. Expenses increased primarily from legal and accounting expenses for the the filing of documents with the Security and Exchange.

THREE MONTH PERIOD ENDED FEBRUARY 28, 2013

NET LOSS. During the three months ended period February 28, 2013, OnePower had a net loss of $4,056 or ($0.00) per share, compared to a net loss of $796 or ($0.00) per share during the three month period ended February 29, 2012. The difference in the net losses was the direct result of the decrease in general and administrative expenses.

REVENUE. OnePower had no operating revenues since its inception on August 28, 2009, through to February 28, 2013. OnePower's activities have been financed from the proceeds of share subscriptions.

OPERATING EXPENSES. . During the three months ended November 30, 2012, OnePower incurred operating expenses of $4,056 compared to the three month period ended February 29, 2012. The accounting and legal expenses for filing financial statements with the Securities and Exchange Commission accounted for the increase. Since its inception on August 28, 2009, through to February 28, 2013, the Company incurred operating expenses of $25,937, consisting primarily of legal and accounting fees.

OnePower plans to begin developing OP System and its website in November 2013 and expects it to take 12 months to complete. Simultaneous to the development of its products, OnePower plans to target specific Middle Eastern utility companies for pilot program participants and first adopters of the OP system. The first company targeted for the pilot program is Electricite Du Liban, the state-owned utility company in Lebanon. Management expects to complete the first two phases of its plan of operation by April 2014. Beginning in June 2014, OnePower plans to implement its marketing and sales program for its products and services, which will be an ongoing phase of OnePower's plan of operation. From January 2014 to March 2014, OnePower will begin interviewing and recruiting personnel and consultants. During this same time period, OnePower plans to identify, evaluate, and purchase the necessary equipment and supplies. Finally, beginning in September 2014, OnePower plans to begin offering its products and services to potential target companies. Management expects to begin generating revenues from the sale of its products and services in January 2015.


INFLATION

Management does not believe that inflation will have a material impact on OnePower's future operations.

OFF-BALANCE SHEET ARRANGEMENTS

OnePower has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits. OnePower does not have any non-consolidated, special-purpose entities.

CONTINGENCIES AND COMMITMENTS


OnePower had no contingencies or long term commitments at February 28, 2013.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

An appreciation of OnePower's critical accounting policies is necessary to understand its financial results. These policies may require that OnePower to make difficult and subjective judgments regarding uncertainties; as a result, the estimates may significantly impact its financial results. The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes. OnePower has applied its critical accounting policies and estimation methods consistently.

DEVELOPMENT STAGE COMPANY

OnePower has not earned any revenue from limited principal operations. Accordingly, OnePower's activities have been accounted for as those of a "Development Stage Entity" as set forth in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915. Among the disclosures required by ASC Topic 915 are that OnePower's financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders' equity and cash flows disclose activity since the date of OnePower's inception. All losses accumulated since inception have been considered as part of OnePower's development stage activities.

CONCENTRATION OF CREDIT RISK

OnePower places its cash and cash equivalents with a high credit quality financial institution. OnePower maintains United States Dollars at banks in Romania and Switzerland that are not insured. OnePower minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

FOREIGN CURRENCY TRANSLATION

OnePower is located and operating outside of the United States of America. The functional currency of OnePower is the U.S. Dollar. At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Statements that are not historical facts, including statements about management's beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by, or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," or similar expressions. These statements include, among others, statements regarding OnePower's current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of its business. Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made. OnePower undertakes no obligation to update any forward-looking statement in light of new information or future events.

Although management believes that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, OnePower can give no assurance that these expectations, estimates and projections can be achieved. Management believes the forward-looking statements in this registration statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations. Future events and actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially from OnePower's expectations include, but are not limited to:


     * the number of Middle Eastern utility companies that OnePower is able to successfully sign-up and provide services to,

     * changes in federal or state laws and regulations to which OnePower is subject, including tax, environmental, and employment laws and regulations,
     * conditions of the capital markets that OnePower utilizes to access capital,
     *    the ability to raise capital in a cost-effective way,
     *    the effect of changes in accounting policies, if any,
     *    the ability of OnePower to manage its growth,
     *    the ability to control costs,
     * OnePower's ability to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,
     * OnePower's ability to obtain governmental and regulatory approval of various expansion or other projects,
     * changes in general economic conditions in North America and Lebanon, and changes in the industries in which OnePower conducts its business, and
     * the costs and effects of legal and administrative claims and proceedings against OnePower.

For a more detailed discussion of these and other risks that may impact OnePower's business, see "Risk Factors" beginning on page 7.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception on August 28, 2009, there were no disagreements with OnePower's principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within OnePower's two most recent fiscal years and the subsequent interim periods.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole Director and Officer currently serving OnePower is as follows:

   Name           Age                      Positions Held and Tenure
   ----           ---                      -------------------------
Soha Hamdan       51      CEO, President, CFO, Treasurer, Corporate Secretary,
                          and Director since August 28, 2009

The sole Director named above will serve until the next annual meeting of the shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

BIOGRAPHICAL INFORMATION

SOHA HAMDAN

Ms. Hamdan has acted as OnePower's sole Director and Officer since its inception on August 28, 2009. Since July 2008, Ms. Hamdan has also been providing services as a business consultant for small companies specializing in start up and mezzanine financing and from January 2004 to June 2008 Ms. Hamdan was the executive assistant of the CEO of Ramco Trading and Contracting in Beruit ( a private Lebanese contracting company engaged in the construction industry). Ms. Hamdan intends to devote approximately 25% or 10 hours a week of her business time to the affairs of OnePower.

CONFLICTS OF INTEREST

Though Ms. Hamdan does not work with any other EBPP solution provider companies other than OnePower, she may in the future. OnePower does not have any written procedures in place to address conflicts of interest that may arise between its business and the future business activities of Ms. Hamdan.

AUDIT COMMITTEE FINANCIAL EXPERT

OnePower does not have a financial expert serving on an audit committee. OnePower does not have an audit committee because it is a start-up development company and has no revenue.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

OnePower has no significant employees, with the exception of its sole officer and director, Soha Hamdan.

FAMILY RELATIONSHIPS

There are no family relationships among the directors, executive officers or persons nominated or chosen by OnePower to become directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, no of the director, officer, or promoter of OnePower has been:

     * a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
     * convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
     * subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities;
     * subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;
     * found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;
     * found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
     * the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
          *    any Federal or State securities or commodities law or regulation;
               or
          * any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
          * any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
     * the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OnePower does not have any compensation policies currently in place nor a compensation committee.

Since the end of OnePower's last fiscal year end, no actions have been taken regarding executive compensation.

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to OnePower's Officer for all services rendered in all capacities to OnePower for the fiscal periods indicated.


                                                                  Non-Equity      Nonqualified
 Name and                                                         Incentive         Deferred
 Principal                                  Stock      Option        Plan         Compensation    All Other
 Position       Year  Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------       ----  ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Soha Hamdan    2012      nil       nil        nil        nil           nil             nil           nil           nil
CEO & CFO      2011      nil       nil        nil        nil           nil             nil           nil           nil
Aug 2009 -     2010      nil       nil        nil        nil           nil             nil           nil           nil
present        2009      nil       nil        nil        nil           nil             nil           nil           nil


OnePower's director has not received any monetary compensation as a director since OnePower's inception to the date of this prospectus. OnePower currently does not pay any compensation to its director serving on its board of directors.

STOCK OPTION GRANTS

OnePower has not granted any stock options to the executive officer since its inception on August 28, 2009.

EMPLOYMENT AGREEMENTS

Currently, OnePower does not have an employment agreement with Soha Hamdan. However, OnePower reimburses Ms. Hamdan for all reasonable expenses incurred by Ms. Hamdan while acting as the sole director and officer of OnePower.

There are no other agreements between OnePower and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of OnePower or from a change in a named executive officer's responsibilities following a change in control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors, and persons who hold 5% or more of the outstanding common stock of OnePower.


                        Name and Address               Number of Shares          Percent of Class Owned
Title of Class        of Beneficial Owner             Owned Beneficially        Prior To This Offering (1)
--------------        -------------------             ------------------        --------------------------
common shares      Soha Hamdan                            2,181,818 (2)                    12.7%
                   Ain El-Mraisseh
                   73 Bliss Street, Qoreitem Bldg
                   3rd floor
                   Beirut-Lebanon

common shares      All executive officers                 2,181,818 (2)                    12.7%
                   and directors as a group

----------
(1) The percent of class is based on 17,1811,818 shares of common stock outstanding as of April 11, 2013, which includes the 181,818 common shares that can be issued for the conversion of the demand note payable given to Soha Hamdan.
(2) Includes the 181,818 common shares that can be issued for the conversion of the demand note payable given to Soha Hamdan for the purpose of this calculation.

Each person listed above has full voting and investment power with respect to the common shares indicated. Under the rules of the SEC, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase OnePower's common shares.

CHANGES IN CONTROL

OnePower is not aware of any arrangement that may result in a change in control of the Company.

                TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
                             CERTAIN CONTROL PERSONS

(A)  TRANSACTIONS WITH RELATED PERSONS

During OnePower's last three fiscal years, no director, executive officer, security holder, nor any immediate family of such director, executive officer, nor security holder owning 5% or more has had any direct or indirect material interest in any transaction or currently proposed transaction, which OnePower was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of OnePower's total assets at year-end for the last two completed fiscal years, with the exception of the following:

Soha Hamdan, the sole officer and director of OnePower, is providing the office space on a rent free basis.

ISSUANCE OF STOCK

On December 12, 2009, OnePower issued 2,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $2,000 to its President, Soha Hamdan.


CONVERTIBLE NOTE

On November 9, 2012, OnePower issued a promissory note for $10,000 dollars, payable on demand and convertible into 181,818 common shares to its President, Soha Hamdan.


(B) REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Currently OnePower does not have any policies and procedures for the review, approval, or ratification of transactions with related persons.

(C)  PROMOTERS AND CERTAIN CONTROL PERSONS


Since inception of OnePower on August 28, 2009, Soha Hamdan has been the only promoter of OnePower's business, but Ms. Hamdan has not received anything of value from OnePower nor is any person entitled to receive anything of value from OnePower for services provided as a promoter of the business of OnePower. Ms. Hamdan Is the beneficial owner of 2,000,000 common shares received through a stock subscription in OnePower and a promissory note received for a loan she made to OnePower, that can be converted into a further 181,818 common shares of OnePower.


(D) DIRECTOR INDEPENDENCE


OnePower's board of directors currently solely consists of Soha Hamdan. Pursuant to Item 407(a) of Regulation S-K of the Securities Act, OnePower's board of directors has adopted the definition of "independent director" as set forth in Rule 4200(a)(15) of the NASDAQ Manual. In summary, an "independent director" means a person other than an executive officer or employee of OnePower or any other individual having a relationship which, in the opinion of OnePower's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and includes any director who accepted any compensation from OnePower in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years. Also, the ownership of OnePower's stock will not preclude a director from being independent.

In applying this definition, OnePower's board of directors has determined that Ms. Hamdan does not qualify as an "independent director" pursuant to the same Rule.

As of the date of the prospectus, OnePower did not maintain a separately designated compensation or nominating committee. OnePower has also adopted this definition for the independence of the members of its audit committee. Soha Hamdan is the sole member of OnePower's audit committee. OnePower's board of directors has determined that Ms. Hamdan is not "independent" for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling OnePower pursuant to provisions of the State of Nevada, OnePower has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS

                              ONEPOWER SYSTEMS LTD.

                          AUDITED FINANCIAL STATEMENTS

                   FOR THE PERIOD AUGUST 28, 2009 (INCEPTION)

                      TO THE PERIOD ENDED NOVEMBER 30, 2012

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Index
                                                                           -----

Report of Independent Registered Public Accounting Firm                     F-2
Balance Sheets                                                              F-3
Statement of Operations                                                     F-4
Statement of Stockholders' Equity                                           F-5
Statement of Cash Flows                                                     F-6
Notes to Financial Statements                                               F-7

                    [LETTERHEAD OF KYLE L. TINGLE, CPA, LLC]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
OnePower Systems, Inc.
New Shalileh, Kesserwan
Lebanon

We have audited the accompanying balance sheets of OnePower Systems, Ltd. (A Development Stage Company) as of November 30, 2012 and 2011 and the related statements of operations, stockholders' equity (deficit), and cash flows for the period August 28, 2009 (inception) through November 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OnePower Systems, Ltd. (A Development Stage Company) as of November 30, 2012 and 2011 and the results of its operations and cash flows for the period August 28, 2009 (inception) through November 30, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kyle L. Tingle, CPA, LLC
--------------------------------------
Kyle L. Tingle, CPA, LLC

February 15, 2013
Las Vegas, Nevada

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                        November 30,       November 30,
                                                                           2012               2011
                                                                         --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $  9,141           $ 12,476
                                                                         --------           --------

      Total Assets                                                       $  9,141           $ 12,476
                                                                         ========           ========

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                               $  4,022           $  6,412
  Note payable, related party                                              10,000                 --
                                                                         --------           --------

      Total Current Liabilities                                            14,022              6,412

STOCKHOLDERS' (DEFICIT) EQUITY
  Common stock - Note 6
  Par value: $0.001
    Authorized 200,000,000 shares; issued and
     outstanding 17,000,000 shares                                         17,000             17,000
  Deficit accumulated during the development stage                        (21,881)           (10,936)
                                                                         --------           --------

      Total Stockholders' (Deficit) Equity                                 (4,881)             6,064
                                                                         --------           --------

      Total Liabilities and Stockholders' (Deficit) Equity               $  9,141           $ 12,476
                                                                         ========           ========


    The accompanying notes are an integral part of the financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                                                              For the Period
                                                    For the                For the           August 28, 2009
                                                   Year ended             Year ended          (inception) to
                                                  November 30,           November 30,           November 30,
                                                     2012                   2011                   2012
                                                 ------------           ------------           ------------
                                                $          --           $         --           $         --
REVENUES

EXPENSES
  General and administrative expenses                  10,945                  2,964                 21,881
                                                 ------------           ------------           ------------

Net loss and comprehensive loss                  $    (10,945)          $     (2,964)          $    (21,881)
                                                 ============           ============           ============
Loss per share of common stock
   -Basic and diluted                            $      (0.00)          $      (0.00)
                                                 ============           ============
Weighted average shares of common stock
  -Basic and diluted                               17,000,000             17,000,000
                                                 ============           ============


    The accompanying notes are an integral part of the financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDERS' (DEFICIT) EQUITY

                                                                                      Deficit
                                                                                    Accumulated
                                              Common Stock           Additional      During the
                                       -------------------------       Paid-in      Development
                                          Shares        Amount         Capital         Stage           Total
                                       ----------     ----------      ---------      ----------      ----------
Balance, August 28, 2009 (Inception)           --     $       --      $      --      $       --      $       --

Net loss for the period                        --             --             --          (2,696)         (2,696)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2009                     --     $       --      $      --      $   (2,696)     $   (2,696)
                                       ----------     ----------      ---------      ----------      ----------
Issuance of common stock on
 January 1, 2010 @ $0.001
 per share                              2,000,000          2,000             --              --           2,000

Issuance of common stock on
 May 27, 2010 @ $0.001
 per share                              4,000,000          4,000             --              --           4,000

Issuance of common stock on
 August 31, 2010 @ $0.001
 per share                              3,500,000          3,500             --              --           3,500

Issuance of common stock on
 September 2, 2010 @ $0.001
 per share                              5,500,000          5,500             --              --           5,500

Issuance of common stock on
 October 15, 2010 @ $0.001
 per share                              2,000,000          2,000             --              --           2,000

Net loss for the period                        --             --             --          (5,275)         (5,725)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2010             17,000,000     $   17,000      $      --      $   (7,971)     $    9,029
                                       ----------     ----------      ---------      ----------      ----------

Net loss for the period                        --             --             --          (2,965)         (2,965)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2011             17,000,000     $   17,000      $      --      $  (10,936)     $    6,064
                                       ----------     ----------      ---------      ----------      ----------

Net loss for the period                        --             --             --         (10,945)        (10,945)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2012             17,000,000     $   17,000      $      --      $  (21,881)     $   (4,881)
                                       ==========     ==========      =========      ==========      ==========


    The accompanying notes are an integral part of the financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                              For the Period
                                                            For the            For the       August 28, 2009
                                                           Year ended         Year ended      (inception) to
                                                          November 30,       November 30,       November 30,
                                                             2012               2011               2012
                                                           --------           --------           --------
Cash Flows (used in) Operating Activities
  Net loss                                                 $(10,945)          $ (2,964)          $(21,881)
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities
     Accounts payable and accrued liabilities                (2,390)             2,592              4,022
                                                           --------           --------           --------

Net Cash (used in) Operating Activities                     (13,335)              (372)           (17,859)
                                                           --------           --------           --------
Cash Flows from Financing Activities
  Common shares                                                  --                 --             17,000
  Proceeds of convertible notes payable                      10,000                 --             10,000
                                                           --------           --------           --------

Net Cash provided by Financing Activities                    10,000                 --             27,000

Increase (decrease) in cash                                  (3,335)              (372)             9,141
                                                           --------           --------           --------

Cash at beginning of period                                  12,476             12,848                 --
                                                           --------           --------           --------

Cash at end of period                                      $  9,141           $ 12,476           $  9,141
                                                           ========           ========           ========

Supplemental Information and Non-Monetary Transaction
  Interest Paid                                            $     --           $     --           $     --
                                                           ========           ========           ========
  Taxes Paid                                               $     --           $     --           $     --
                                                           ========           ========           ========


    The accompanying notes are an integral part of the financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2012


1. ORGANIZATION AND NATURE OF OPERATIONS

OnePower Systems Ltd. ("the Company") was incorporated in the State of Nevada, USA on August 28, 2009. The Company is in its early development stage since its formation and has not realized any revenues from its planned operations. The Company is engaged in the development of electronic bill delivery and payment systems that will enable vendors the abilities to present bills and receive payments electronically.

The Company has chosen a November 30 year end.

2. GOING CONCERN UNCERTAINTIES

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit. In view of these matters, operating as a going concern is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

The Company has  accumulated  a deficit of $21,881  since  inception  August 28,
2009,  has  yet  to  achieve  profitable   operations  and  further  losses  are
anticipated in the development of its business. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis of presentation

The accompanying financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

Development stage company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Entity" as set forth in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915. Among the disclosures required by ASC Topic 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders' equity and cash flows disclose activity since the date of the Company's inception. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2012


3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents. The Company had no cash equivalents as of November 30, 2012 and November 30, 2011.

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars at banks in the Romania and Switzerland that are not insured. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Foreign currency translations

The Company is located and operating outside of the United States of America. The functional currency of the Company is the U.S. Dollar. At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations. Currently, all assets in foreign banks are denominated in U.S. Dollar's and no foreign exchange translation or gains and losses were recognized.

Income taxes

The Company follows the guideline under ASC Topic 740 "Income Taxes which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2012


3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Fair value measurements

The Company follows the guidelines in ASC Topic 820 "Fair Value Measurements and Disclosures". Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 -- Quoted prices in active markets for identical assets or liabilities.

Level 2 -- Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -- inputs are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at November 30, 2012 and 2011, the Company did not have assets or liabilities subject to fair value measurement.

Financial instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities and their carrying values approximate fair value because of their short-term nature. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Comprehensive income

The Company has adopted ASC 220 "Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' (Deficit) Equity. Comprehensive income comprises equity except that resulting from investments by owners and distributions to owners.

For the periods ended November 30, 2012, November 30, 2011 and the period August 28, 2009 (date of inception) through November 30, 2012, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASC 220.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2012


3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Loss per share

The  Company  reports  basic  loss per  share in  accordance  with ASC Topic 260
"Earnings Per Share" ("EPS"). Basic loss per share is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. There are no potentially dilutive securities outstanding and therefore, diluted earnings per share on not presented. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

4. COMMON STOCK

On January 1, 2010 the Company authorized issuance of 2,000,000 restricted shares of common stock, at a unit price of $0.001 per share, as part of a
Section 4(2) subscription to a director of the Company. Total proceeds were $2,000.

During the year ended November 30, 2010, the company received $15,000 as part of a private placement for the issuance of 15,000,000 restricted shares of common stock, at a unit price of $0.001 per share.

The Company has not issued any stock options or warrants during the periods ended November 30, 2012 and November 30, 2011, or since inception

There we no non-cash transactions during the period ended November 30, 2012 and November 30, 2011.

5. CONVERTIBLE NOTE PAYABLE

The Company has a convertible note payable. The note is non-interest bearing, unsecured and payable on demand. At any time prior to repayment any portion or the entire note may be converted into common stock at the discretion of the holder on the basis of $.055 of debt to 1 share. The effect that conversion would have on earnings per share has not been disclosed due to the current anti-dilutive effect.

The balance of the convertible note payable at November 30, 2012 is as follows:

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2012


5. CONVERTIBLE NOTE PAYABLE (CONTINUED)

Proceeds from promissory note                                           $10,000
                                                                        -------
Balance, convertible note payable                                       $10,000
                                                                        =======

The stock of the Company has been sold at $0.001 per share for operations. The conversion rate of $0.055 creates a negative conversion benefit at current stock prices. Therefore, no beneficial conversion factor has been recorded.

6. INCOME TAX

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the twelve-months ended November 30, 2012 and 2011, or during the prior three years applicable under FASB ASC
740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. The Company is in the process of filing appropriate returns for the Company.

The component of the Company's deferred tax assets as of November 30, 2012 and 2011 are as follows:

                                                         2012            2011
                                                       --------        --------
Net operating loss carry forward                       $  7,658        $  3,828
Valuation allowance                                      (7,658)         (3,828)
                                                       --------        --------
Net deferred tax asset                                 $     --        $     --
                                                       ========        ========

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

                                                                         Since
                                        2012             2011          Inception
                                      --------         --------        ---------
Net operating loss carry forward      $  3,830         $  1,037        $  7,658
Valuation allowance                     (3,830)          (1,037)         (7,658)
                                      --------         --------        --------
Net deferred tax asset                $     --         $     --        $     --
                                      ========         ========        ========

The Company did not pay any income taxes during the periods ended November 30, 2012 and 2011 and since inception.

The net federal operating loss carry forward will expire in 2032 and 2031. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

                              ONEPOWER SYSTEMS LTD
                         CONDENSED FINANCIAL STATEMENTS

                                FEBRUARY 28, 2013


                                                                           PAGES
                                                                           -----

CONDENSED BALANCE SHEETS                                                    F-13

CONDENSED STATEMENTS OF OPERATIONS                                          F-14

CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT                                F-15

CONDENSED STATEMENTS OF CASH FLOWS                                          F-16

NOTES TO CONDENSED FINANCIAL STATEMENTS                                     F-17

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                            CONDENSED BALANCE SHEETS

                                                                   February 28,       November 30,
                                                                       2013               2012
                                                                     --------           --------
                                                                   (unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  6,822           $  9,141
                                                                     --------           --------

      TOTAL ASSETS                                                   $  6,822           $  9,141
                                                                     ========           ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                           $  5,759           $  4,022
  Notes payable, related party                                         10,000             10,000
                                                                     --------           --------
      TOTAL CURRENT LIABILITIES                                        15,759             14,022

STOCKHOLDERS' DEFICIT
  Common stock
    Par value:$0.001
    Authorized 200,000,000 shares; issued
     and outstanding 17,000,000 shares                                 17,000             17,000
  Deficit accumulated during the development stage                    (25,937)           (21,881)
                                                                     --------           --------
      TOTAL STOCKHOLDERS' DEFICIT                                      (8,937)            (4,881)
                                                                     --------           --------

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $  6,822           $  9,141
                                                                     ========           ========


          The accompanying notes are an integral part of the condensed financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                       CONDENSED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS
                                   (Unaudited)

                                                   For the                For the             For the Period
                                                 three months           three months         August 28, 2009
                                                    ended                  ended             (inception) to
                                                 February 28,           February 29,           February 28,
                                                     2013                   2012                   2013
                                                 ------------           ------------           ------------
REVENUES                                         $         --           $         --           $         --
                                                 ------------           ------------           ------------
EXPENSES
  General and administrative expenses                   4,056                    796                 25,937
                                                 ------------           ------------           ------------

NET LOSS AND COMPREHENSIVE LOSS                  $     (4,056)          $       (796)          $    (25,937)
                                                 ============           ============           ============
LOSS PER SHARE OF COMMON STOCK
 -BASIC AND DILUTED                              $      (0.00)          $      (0.00)
                                                 ============           ============
WEIGHTED AVERAGE SHARES OF COMMON STOCK
 -BASIC AND DILUTED                                17,000,000             17,000,000
                                                 ============           ============


          The accompanying notes are an integral part of the condensed financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
              CONDENSED STATEMENT OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Unaudited)

                                                                                      Deficit
                                                                                    Accumulated
                                              Common Stock           Additional      During the
                                       -------------------------       Paid-in      Development
                                          Shares        Amount         Capital         Stage           Total
                                       ----------     ----------      ---------      ----------      ----------
Balance, August 28, 2009 (Inception)           --     $       --      $      --      $       --      $       --

Net loss for the period                        --             --             --          (2,696)         (2,696)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2009                     --     $       --      $      --      $   (2,696)     $   (2,696)
                                       ----------     ----------      ---------      ----------      ----------
Issuance of common stock on
 January 1, 2010 @ $0.001
 per share                              2,000,000          2,000             --              --           2,000

Issuance of common stock on
 May 27, 2010 @ $0.001
 per share                              4,000,000          4,000             --              --           4,000

Issuance of common stock on
 August 31, 2010 @ $0.001
 per share                              3,500,000          3,500             --              --           3,500

Issuance of common stock on
 September 2, 2010 @ $0.001
 per share                              5,500,000          5,500             --              --           5,500

Issuance of common stock on
 October 15, 2010 @ $0.001
 per share                              2,000,000          2,000             --              --           2,000

Net loss for the period                        --             --             --          (5,275)         (5,725)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2010             17,000,000         17,000             --          (7,971)          9,029
                                       ----------     ----------      ---------      ----------      ----------

Net loss for the period                        --             --             --          (2,965)         (2,965)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2011             17,000,000         17,000             --         (10,936)          6,064
                                       ----------     ----------      ---------      ----------      ----------

Net loss for the period                        --             --             --         (10,945)        (10,945)
                                       ----------     ----------      ---------      ----------      ----------

Balance, November 30, 2012             17,000,000         17,000             --         (21,881)         (4,881)

Net loss for the period                        --             --             --          (4,056)         (4,056)
                                       ----------     ----------      ---------      ----------      ----------


Balance, February 28, 2013             17,000,000     $   17,000      $      --      $  (25,937)     $   (8,937)
                                       ==========     ==========      =========      ==========      ==========


          The accompanying notes are an integral part of the condensed financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                               For the            For the         For the period
                                                             three months       three months     August 28, 2009
                                                                ended              ended          (inception) to
                                                              February 28,      February 29,       February 28,
                                                                 2013               2012               2013
                                                               --------           --------           --------
CASH FLOWS (USED IN) OPERATING ACTIVITIES
  Net loss                                                     $ (4,056)          $   (796)          $(25,937)
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities
     Accounts payable and accrued liabilities                     1,737                634              5,759
                                                               --------           --------           --------
           NET CASH (USED IN) OPERATING ACTIVITIES               (2,319)              (162)           (20,178)
                                                               --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Common shares                                                      --                 --             17,000
  Proceeds of convertible notes payable                              --                 --             10,000
                                                               --------           --------           --------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                 --                 --             27,000

Increase (Decrease) in cash                                      (2,319)              (162)             6,822
Cash at beginning of period                                       9,141             12,476                 --
                                                               --------           --------           --------

Cash at end of period                                          $  6,822           $ 12,314           $  6,822
                                                               ========           ========           ========
SUPPLEMENTAL INFORMATION AND NON-MONETARY TRANSACTION
  Interest Paid                                                $     --           $     --           $     --
                                                               ========           ========           ========
  Taxes Paid                                                   $     --           $     --           $     --
                                                               ========           ========           ========


          The accompanying notes are an integral part of the condensed financial statements.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2013


1. INTERIM REPORTING

While the information presented in the accompanying interim three months financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America. These interim financial statements follow the same accounting policies and methods of their application as the Company's November 30, 2012 annual financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company's November 30, 2012 annual financial statements.

Operating results for the three ended February 28, 2013 are not necessarily indicative of the results that can be expected for the year ended November 30, 2013

2. ORGANIZATION AND NATURE OF OPERATIONS

OnePower Systems Ltd. ("the Company") was incorporated in the State of Nevada, USA on August 28, 2009. The Company is in its early development stage since its formation and has not realized any revenues from its planned operations. The Company is engaged in the development of electronic bill delivery and payment systems that will enable vendors the abilities to present bills and receive payments electronically.

The Company has chosen a November 30 year end.

3. GOING CONCERN UNCERTAINTIES

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit. In view of these matters, operating as a going concern is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

The Company has  accumulated  a deficit of $25,937  since  inception  August 28,
2009,  has  yet  to  achieve  profitable   operations  and  further  losses  are
anticipated in the development of its business. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

4. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis of presentation

The accompanying financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

                              ONEPOWER SYSTEMS LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2013


Development stage company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Entity" as set forth in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915. Among the disclosures required by ASC Topic 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders' equity and cash flows disclose activity since the date of the Company's inception. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Loss per share

The  Company  reports  basic  loss per  share in  accordance  with ASC Topic 260
"Earnings Per Share" ("EPS"). Basic loss per share is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. There are no potentially dilutive securities outstanding and therefore, diluted earnings per share on not presented. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

5. CONVERTIBLE NOTE PAYABLE

The Company has a convertible note payable. The note is non-interest bearing, unsecured and payable on demand. At any time prior to repayment any portion or the entire note may be converted into common stock at the discretion of the holder on the basis of $0.055 of debt to 1 share. The effect that conversion would have on earnings per share has not been disclosed due to the current anti-dilutive effect.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [June, 014], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

            SEC Registration Fee                  $   500
            Auditor Fees and Expenses               6,000
            Accounting Fees and Expenses            1,500
            Legal Fees and Expenses                19,000
            Electronic Filing Fees                  4,000
            Printing Costs                          1,000
            Courier Costs                             500
            Transfer Agent Fees                     1,500
                                                  -------
                       TOTAL                      $34,000
                                                  =======

All amounts are estimates. OnePower is paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, OnePower's Articles of Incorporation provide that it will indemnify OnePower's directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of OnePower, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

EXCLUSION OF LIABILITIES

Pursuant to the laws of the State of Nevada, OnePower's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling OnePower pursuant to provisions of the State of Nevada, OnePower has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES


As of February 28, 2013, OnePower has sold 17 million shares of unregistered securities. All of these 17 million shares were acquired from OnePower in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to non-US residents.


The shares include the following:

     * On December 12, 2009, OnePower issued 2,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $2,000 to its President; and
     * On October 15, 2010, OnePower issued 15,000,000 shares of common stock to 30 non-affiliate International resident at a price of $0.001 per share for cash proceeds of $15,000.

With respect the above offerings to International residents, OnePower completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. OnePower did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to OnePower that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between OnePower and the investor included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that OnePower is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. When issued all securities will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Each investor was given adequate access to sufficient information about OnePower to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

EXHIBITS


Exhibit
Number                              Description                           Status
------                              -----------                           ------

3.1      Articles of Incorporation of OnePower Systems Ltd. filed          Filed
         as an Exhibit to OnePower Systems Ltd.'s Form S-1
         (Registration Statement) filed on November 28, 2012 and incorporated herein by reference

3.2      By-Laws of OnePower Systems Ltd. filed as an Exhibit to           Filed
         OnePower Systems Ltd.'s Form S-1 (Registration
         Statement) filed on November 28, 2012 and incorporated herein by reference

5.1      Opinion of Richard C. Fox regarding the legality of the           Filed
         securities being registered. filed as an Exhibit to OnePower Systems Ltd.'s Form S-1 (Registration
         Statement) filed on November 28, 2012 and incorporated herein by reference

14       Code of Ethics. filed as an Exhibit to OnePower Systems           Filed
         Ltd.'s Form S-1 (Registration Statement) filed on
         November 28, 2012 and incorporated herein by reference

23.1     Consent of Independent Registered Accountant.                  Included

99.1     Form of Subscription Agreement. filed as an Exhibit to            Filed
         OnePower Systems Ltd.'s Form S-1 (Registration
         Statement) filed on November 28, 2012 and incorporated herein by reference

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b) reflect in OnePower's prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     a. any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     b. any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     c. the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     d. any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

     Insofar as indemnification for liabilities arising under that Securities Act may be permitted to OnePower's directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by OnePower of expenses incurred or paid by one of its directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of OnePower's directors, officers or controlling persons in connection with the securities being registered, OnePower will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto, duly authorized in the City of Beirut, Lebanon on April 15, 2013.


OnePower Systems Ltd.


By: /s/ Soha Hamdan
   -------------------------------------------------
   Soha Hamdan
   Director, Chief Executive Officer, President
   and Principal Executive Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:


/s/ Soha Hamdan
----------------------------------------------------
Soha Hamdan
Director, Chief Executive Officer, President
and Principal Executive Officer
April 15, 2013


/s/ Soha Hamdan
----------------------------------------------------
Soha Hamdan
Chief Financial Officer, Principal Financial Officer
and Principal Accounting Officer
April 15, 2013